REGISTRATION STATEMENT NO.

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        --------------------------
                                 FORM SB-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        --------------------------
                            ECOM ECOM.COM, INC.
           (Exact name of registrant as specified in its charter)

                                  FLORIDA
      (State or other jurisdiction of incorporation or organization)

       7371                                            65-0538051
 (Primary Standard                                  (I.R.S. Employer
Industrial Classification Code)                    Identification No.)

                         2700 PGA BOULEVARD, SUITE 103
                       PALM BEACH GARDENS, FL 33410-2958
                               (561) 622-4395

      (Address, and telephone number, of principal executive offices)

                             PETER TAMAYO, JR., PH.D.
                                   PRESIDENT
                               ECOM ECOM.COM, INC.
                          2700 PGA BOULEVARD, SUITE 103
                          PALM BEACH GARDENS, FL 33410
                                 (561) 622-4395
          (Name, address, and telephone number, of agent for service)

                                   COPIES TO:
                               CAROL ANNE PLOWMAN
                              HACKNEY & MILLER, PA
                                  2000 PGA BLVD.
                                    SUITE 4410
                          PALM BEACH GARDENS, FL33410

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]







If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
                                 Maximum       Maximum
Title Of         Amount          Offering      Aggregate   Amount Of
Securities To    To Be           Price         Offering    Registration
Be Registered    Registered      Per Share     Price       Fee

Common Stock (1) 2,533,333 (2)   $.08          $203,000    50.66 (3)


(1) Calculated pursuant to Regulation 457 imposed under Section 5 of the Securities Act of 1933, for purposes of determining the registration fee.

(2) These shares are being sold by three parties: Lycos, National Paintball Supply, Inc. and Carol Anne Plowman.

(3)   Fee of $63.33 previously paid

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.















Preliminary Prospectus Dated August 9, 2002


P R O S P E C T U S

ECOM ECOM.COM, INC.

The registration statement of which this prospectus is a part relates to the resale by Lycos, Inc. ("Lycos"), a Virginia Corporation, of 533,333 shares of Common Stock, $.0001 par value per share (the "Common Stock"), Carol Anne Plowman, as Trustee for National Paintball Supply, Inc. ("National"), a South Carolina corporation of 1,000,000 shares of Common Stock and Carol Anne Plowman ("Selling Securityholders"), of 1,000,000 shares of Common Stock of eCom eCom.com, Inc., a Florida Corporation,
which were previously acquired by the Selling Securityholders.   An
agreement exists that authorizes Carol Anne Plowman as Trustee to sell the 1,000,000 shares held in trust for National Paintball Supply, Inc.

The Company's Common Stock is traded on the NASD Over the Counter
Bulletin Board ("OTCBB") under the symbol "ECEC". On July 18, 2002, the last reported sales price of the Common Stock, as reported by the OTCBB was $0.09 per share.

SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Until November 7, 2002 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is August 9, 2002


                                   ----------















                            TABLE OF CONTENTS

                                  PART I
                                                                    Page
Item 1.  Front of Registrations Statement . . . . . . . . . . . . .   1

Item 2.  Properties . . . . . . . . . . . . . . . . . . . . . . . .   7

Item 3.  Legal Proceedings  . . . . . . . . . . . . . . . . . . . .   7

Item 4.  Submission of Matters to a Vote of Security Holders  . . .   8

                                   PART II

Item 5.  Market for the Registrant's Common Equity and Related
         Shareholder Matters  . . . . . . . . . . . . . . . . . . .   8

Item 6.  Management's Discussion and Analysis of Financial Condition
         and Results of Operations  . . . . . . . . . . . . . . . .   9

Item 7.  Financial Statements . . . . . . . . . . . . . . . . . . .   12

Item 8.  Disagreements on Accounting and Financial Disclosures  . .   34

                                   PART III

Item 9.  Directors and Executive Officers of the Registrant . . . .   34

Item 10. Executive Compensation . . . . . . . . . . . . . . . . . .   36

Item 11. Security Ownership of Certain Beneficial Owners and
         Management . . . . . . . . . . . . . . . . . . . . . . . .   37

Item 12. Certain Relationships and Related Transactions . . . . . .   37

Item 13. Exhibits, Financial Statements and Reports on Form 8-K . .   40
         Additional Information*
























                            SUMMARY INFORMATION

References in this document to "us," "we," or "the Company" refer to eCom eCom.com, Inc.

PROSPECTUS SUMMARY

This summary is intended only for convenient reference. It must be read in conjunction with the more detailed and comprehensive information (including financial information and accompanying footnotes) appearing elsewhere in this prospectus. The entire prospectus should be carefully considered by prospective investors before making a decision to purchase common stock.

Our Company.    eCom's current business plan is focused on the
                development and marketing of applications for high-compression software. We currently maintain our principal office at 2700 PGA Blvd. Suite 103, Palm Beach
                Gardens, FL 33410.  Our telephone number is (561)
                622-4395.

Capitalization  Our capitalization consists of 50,000,000 authorized shares of $.0001 par value common stock, of which 26,739,512 are issued and outstanding as of May 31, 2002.

The Offering.   We are registering 2,533,333 of our shares for resale
                that had been issued to consultants, and other share-
                holders who acquired their shares as settlement of
                pending litigation.   None of the shares that have
                been issued to any person who is deemed to be a control person of our company will be registered pursuant to this offering. We will not receive any proceeds from the sale of these shares.

Financial Summary Information
                The information set forth below has been selected from our financial statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes that are attached to and are a part of the financial statements included elsewhere in this registration statement.













                   From the Period   For the    For the Six
                    of Inception      Twelve    months ended
                     (5/14/99)      Mos. Ended    June 30,
                    to 12/31/99      12/31/00       2000         2001
------------------------------------------------------------------------

Revenues ..........    $ 21,308      $331,851     $245,583     $184,819
Gross Profit.......   ($  3,350)     $103,430     $ 49,454     $ 96,102
Selling, General
& Admin. Expenses..    $155,506      $755,842     $414,014     $333,517
Operating Loss.....   ($158,856)    ($652,412)   ($364,560)   ($237,415)
Net Loss...........   ($160,483)    ($697,079)   ($361,929)   ($263,526)
Net Loss Per Share.   (Less than    ($   0.01)   (Less than   (Less than
                         0.01)                      0.01)        0.01)
As of
                                         12/31/00         6/30/01
---------------------------------------------------------------------

Total Current Assets.........           $ 425,152        $ 217,599
Total Assets.................           $ 463,160        $ 252,542
Total Current Liabilities....           $ 127,793        $ 114,701
Total Liabilities............           $ 277,793        $ 260,701

                               RISK FACTORS

In addition to the other information contained in this Prospectus, prospective investors should carefully consider the factors discussed below in evaluating the Company and its business before purchasing any of the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

DEPENDENCE ON KEY PERSONNEL IS CRITICAL

David J. Panaia, the founder of the Company, has been instrumental in the development of the Company. The Company's development and operations to date have been, and its continuing operations will be, substantially dependent on the efforts of Mr. Panaia and the other members of current management. The loss of the services of any one or more members of current management could have a material adverse effect on the Company's business and results of operation.

OUR CASH FLOW IS LIMITED

Our ability to meet cash requirements and preserve liquidity is dependent on timely product releases and attainment of our sales objectives. If our cash requirements cannot be satisfied from operational cash flows, we may be forced to sell assets, refinance existing indebtedness, or further reduce our business, operations and related activities. Due to these factors, we may need to combine with another company in order to obtain additional resources to remain competitive.

If we do not substantially attain overall projected revenue levels for the balance of fiscal 2002 and during fiscal 2003, or do not have the availability of an accounts receivable credit line, we may have insufficientliquidity during fiscal 2003. In such event, we will require additional financing to fund on-going and planned operations and may need to implement further expense reduction measures, including, but not limited to, the sale of assets, the consolidation of operations, workforce reductions, and/or the delay, cancellation or reduction of certain product development, marketing, licensing, or other operational programs.

Presently the Company has minimum liquidity. We cannot provide assurances that future cash flows from operations will be sufficient to meet operating requirements and allow us to service debt and dividend requirements and repay any underlying indebtedness at maturity. If we do not achieve the cash flows that are anticipated from our planned product release schedules and attainment of our forecast sales objectives,or if we do not maintain the availability of an accounts receivable credit line from our bank or a replacement financial institution, we may not be able to meet our cash requirements from operational cash flows. If this were to occur, there can be no assurance that we will be able to make additional financing arrangements on satisfactory terms, if at all, and our operations and liquidity would be materially adversely affected and we could be forced to cease operations.

Although actions we've taken, including recent reductions of workforce, are expected to contribute to returning our operations to profitability, we cannot assure our shareholders and investors that we will achieve profitability in the fourth fiscal quarter of FY 2002 or, on an annualized basis, in FY 2003, nor can we provide assurances that we will successfully complete the development of products planned for release during these periods or achieve the sales necessary to avoid further expense reductions in fiscal 2003.

PRODUCTION OF NEW PRODUCTS IS ESSENTIAL

If we do not introduce products on a timely basis, revenue, profit and cash flow could be negatively impacted.

Since computer software products have relatively short life cycles, with many products having a sales life cycle of less than six months, we are continuously developing new products in order to generate revenues that can sustain our operations and allow us to achieve our business plans. Delays incurred in the development, approval or licensing processes may result in delays in the introduction of our products. Delay in the commercial release of a new product that results in that product's introduction slipping from one fiscal quarter to the next is likely to have an adverse effect on our resulting revenues for the affected quarter since initial shipments of a new product typically account for a high percentage of the product's total net revenues over its life.







Our future capital needs are uncertain and there is a risk of us becoming insolvent if we cannot satisfy future capital needs in a timely manner.

An inability to obtain or retain valuable intellectual property licenses may prevent product releases or result in a decline in sales of our products.

If the popularity of our brands lessens, revenues could decline.

OUR EXPERIENCE IN THE SOFTWARE MARKET IS LIMITED

We have divested all our other operations and have no experience in the software market. If we do not properly enter this market and receive market penetration this could have a negative impact on our operations.

We depend heavily on non-exclusive licenses for the right to sell our software products. Our licenses allow us to private label the products but others could sell the same product in direct competition to our market. This could cause a decrease in our ability to sell these products.

The manufacturers of the software products may not have sufficient production capacity to satisfy our requirements. And they may not be able to produce products superior to others as new items enter the marketplace. If our vender is unable to supply us new versions of the product without unexpected delays, our business operations could be materially interrupted and our potential revenues from planned product releases could be significantly and adversely affected.

The compression software market in general has been affected by rapidly changing technology, which has led to the early obsolescence of particular software. No assurance can be given that we will be able to keep up with the changing technology. If we should be unable to produce new products as technology changes our business could be adversely affected.

If we can not provide customer support for our products, our operating results could be negatively affected.

While we do not develop the products we sell, we must provide customer support for the users of these products.

If we cannot provide customer support, this could have a significant and adverse affect on our business and results from operations.

THE IMPOSITION OF GOVERNMENTAL REGULATION AND OTHER LEGAL UNCERTAINTIES MAY NEGATIVELY AFFECT OUR REVENUES AND PROFITABILITY

We are not currently subject to direct regulation by any federal, state or foreign governmental authority, other than regulations applicable to businesses in general and regulations regarding access and use of the Internet. Due to the increasing popularity and use of the Internet and other online services, it is likely that a number of laws and regulations regarding user privacy, pricing, content, copyrights and taxation may be enacted. The growth and development of the Internet may impose additional costs on those companies using the Internet and products designed for Internet use. The enactment of additional regulations may cause a decrease in the use of the Internet and Internet related products. The applicability of sales and use tax to Internet use is uncertain. The application of such laws may cause an increase in the cost of doing business and adversely affect our profit.

ISSUANCE OF FUTURE SHARES MAY DILUTE PRESENT INVESTORS' PER SHARE VALUE

Our Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock. As of May 31, 2002 there were 26,739,512 shares of our common stock issued and outstanding. The authority of our Board to issue such stock without shareholders consent may have a depressive effect on the market price of our securities due to dilution.

OUR ACTUAL RESULTS OF OPERATIONS MAY DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS THAT ARE CONTAINED IN THIS PROSPECTUS

Some information contained in this document contains forward-looking statements. The forward-looking statements in this document are based upon current expectations that involve a number of uncertainties and are based on assumptions including that our competition does not change, that the demand for our products is as assumed, that we retain and add quality personnel, and that there are no material adverse changes in the Internet market. In the light of these uncertainties in forward-looking statements, actual results are likely to differ materially from the forward-looking statements.

WE HAVE RISKS ASSOCIATED WITH LITIGATION

We are currently involved in one lawsuit, having just settled four lawsuits during the quarter ending May 31, 2002.

On March 12, 2002 Impact Imaging, Inc. (III) filed suit in the United States District Court for the District of Maryland to establish a temporary restraining order preventing eCom eCom.com from selling myPicZip(TM) and DryIce(TM) so long as these products use III software and technology. The suit further demands that eCom eCom.com pay $250,000 plus interest, costs and attorneys' fees for the February 4, 2002 delivery of myPicZip(TM).

The following is a summary of the settlements agreed to from the other four lawsuits.

Saeilo Manufacturing Industries filed a complaint against USA Performance Products Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL, on April 20, 2001. The complaint involved non-payment of $126,632.22 that Saeilo contended had been due since April 10, 2001. This case was settled without causing USA Performance Products to pay for any of the outstanding balance. USA Performance Products had only received delivery of $29,190.87 worth of products, which was accounted for in both inventory and accounts payable as of February 28, 2002.







Renick Enterprises, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL on April 30, 2001. The complaint involved non-payment of $180,865.22 for the design of the Viper I Paintball Marker, including various re-designs, working on advertising, and developing new products. Management contended that Renick had not satisfactorily completed production of the product and had not delivered the product to USA Performance Products Inc. This case was settled without causing USA Performance Products to have to pay for any inventory or services. USA Performance Products had only received delivery of $16,574.75 worth of products, which was accounted for in both inventory and accounts payable as of February 28, 2002.

National Paintball Supply, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the State of South Carolina, Greenville County Court of Common Pleas on May 14, 2001.
The complaint alleged that an amount of $85,743.35 is owed to the complainant. National Paintball Supply handled paintball fulfillment requests for USA Performance Products. USA Performance Products contended that many requests for fulfillment were not completed while some requests were shipped twice. The shares being issued pursuant to this filing constitute full settlement of that suit. The case will be voluntarily dismissed.

Lycos, Inc. filed a complaint against eCom eCom.com, Inc. in the State of Massachusetts, United States District Court on November 13, 2001. The complaint alleged that an amount of $159,500.00 plus attorneys' fees, costs and interest is owed to the complainant. Lycos, Inc. provided advertising impressions to eCom eCom.com on the Lycos Network. eCom eCom.com contended that Lycos was advised that the contract was cancelled. The shares being issued pursuant to this filing constitute full settlement of that suit. The case will be voluntarily dismissed.

Litigation can be expensive and disruptive to normal business operations; the results of legal proceedings are difficult to predict. An unfavorable resolution of one or more lawsuits can adversely affect our business, results of operations or financial condition.

AVAILABLE INFORMATION

eCom eCom.com, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, information statements and other information filed by the Company with the Commission can be inspected and copied at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site (http:www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is listed on the Nasdaq National Market ("Nasdaq") and similar information can be inspected and copied at Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

This Prospectus constitutes a part of a registration statement on Form SB-2 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed.
Each such statement is qualified in its entirety by such reference.

No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

          DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all documents incorporated by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "The Company," "Recent Developments," and Risk Factors," regarding the Company's financial position, business strategy, and plans and objectives of management of the Company for future operations, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.








THE COMPANY

eCom eCom.com, Inc. ("eCom", "we" or "the Company") was incorporated in the State of Florida on June 14, 1994. eCom's current business plan is focused on the development and marketing of applications for high-compression software. Previously, the Company developed an e-commerce infrastructure that enables the small business enterprise to carve its niche in the retail and business to business Internet economy. eCom eCom B2Bplus provides an affordable, user-friendly technological platform and professional resources to facilitate web business development. The eCom eCom SuperHUB gives the web entrepreneur a comprehensive package of on-line tools to generate, execute and fulfill e-commerce transactions. We also have operated our own on-line business as a test model, using our e-commerce concepts to sell paintball products.

During the last fiscal year, we revised our business model in order to focus on the design and resale of software applications that compress, store, protect and transmit large data files in any format including images, full motion video, audio and text. We decided to divest all other product lines to concentrate on the development of the market for our compression software applications. Our mission is to make this software available to reduce bandwidth demand and increase storage capabilities through development of custom applications that are not feasible using technology previously available.

The Company was incorporated under the name US Amateur Sports, Inc., but changed its name in January 1999 to better reflect its business operations.

eCom is the parent of US Amateur Sports Company, which is the parent of USA Performance Products, Inc. US Amateur Sports Company (USASC) owns the rights to: (1) the All American Bowl, a high school football all-star game, last played in 1997, when it was broadcast to over 40 million households; (2) the ProCard/ComCard, a prepaid phone card concept; and
(3) USA SportsNet, which was planned to be an Internet portal for access to sports information, products and services with a focus on amateur athletes and local sports organizations. In addition, USASC owned the rights to use of the toll-free telephone number, 1-800-724-6822 (1-800-PAINTBALL) until it was sold as described below. USA Performance Products manufactures and distributes paintball guns and accessories.
It has served as a test model for our e-commerce business concepts and has generated the majority of our revenues to date.

USAPP in addition to sports, derives a portion of its sales from use of the Viper M1 for police, military and homeland security training. The company is now looking to partner with a suitable company to spin-off USAPP and expand more into the homeland security field.

On January 21, 2000 the Company entered into a Stock Exchange Agreement with the shareholders of Star Dot Marketing, Inc. ("SDMI"), which provided for the transfer of all the outstanding common stock of SDMI to eCom eCom.com, Inc. in exchange for 675,000 shares of common stock. The transaction was closed on May 31, 2000. SDMI uses the trade name







"Treasures of Sports" to offer a complete line of guaranteed authentic, hand signed sports memorabilia and other sports products. These products are marketed through joint sales agreements with professional sports franchises.

Consistent with the intent to divest all businesses and product lines unrelated to compression software, the sale of one business and one product line were consummated during the final quarter of the year ended May 31, 2001. On May 11, 2001, rights to use of the toll-free telephone number, 1-800-PAINTBALL, and related website addresses were sold for a cash payment of $900,000. On May 31, 2001, the Company sold all of the stock of Star Dot Marketing, Inc. in return for assumption of debt of $208,000 owed to the original owners of SDMI.

In August 2001, eCom entered into a joint venture agreement with PremierSoft, Inc. to form a new company called Zyndecom, Inc. Zyndecom was established to market the "Z-Box(tm)," a software utility that combines compression software with PremierSoft's Syndeos(tm) software. Syndeos(tm) integrates software and hardware systems that have been created independently. The agreement provides eCom with 51% of the stock of Zyndecom, and PremierSoft owns 49%. Under this arrangement, eCom intends to generate revenue by leasing the compression technology to Zyndecom, while PremierSoft will generate revenue by receiving compensation for their management of Zyndecom. The two principal owners of PremierSoft signed consulting agreements with eCom.

In September 2001, and prior to the execution of a definitive agreement, the company issued 2 million shares of its common stock to the two shareholders of PremierSoft, Inc. for the purchase of PremierSoft, Inc.'s 49% interest in Zyndecom, Inc. and the stock has been recognized as issued in the Statement of Changes in Stockholders' Equity. No contract for the purchase of the outstanding 49% interest in Zyndecom, Inc. stock was ever executed and consequently, the stock has been cancelled and returned to treasury.

In September 2001, eCom entered into a Value Added Reseller agreement with Impact Imaging, Inc. (III) of Columbia, Maryland to use III's Temporal Differential Encoding (TDE) technology. This contract, which formalized and amended earlier agreements, called for III to develop for eCom the ability to write to the Application Program Interface
(API) or provide a full Software Development Kit (SDK) for eCom's use by December 31, 2001.

In November 2001, we announced the development of myPicZip(tm), a software product designed to shrink virtually unlimited galleries of photos to eliminate restraints on storage capability without degradation of picture quality. Planned for release during the third fiscal quarter, myPicZip(tm) was intended to serve as a demonstration of the broad range of products and services that will benefit from application of encoding and reformatting technology. We expected TDE to be the core compression technology that would be used in all of our products including the Z-Box(tm), myPicZip(tm) and a number of other applications that were planned for development. However, III failed to deliver either the SDK or the software to enable us to write to the







API. By February 2002 it became apparent that III was unable or unwilling to satisfy its obligations under the contract, so eCom filed suit for breach of contract, fraudulent inducement and negligent misrepresentation. This legal action is still pending.

On April 9, 2002 we announced that we had signed a new agreement for use of high power compression encoding technology developed by a different vendor and that the first product to be released using the new technology would be photo storage software dubbed MyPhotoZip(tm). The new encoding technique provides a better quality image than JPEG and other compression products now on the market. While we expect to prevail in our litigation with III, we intend to move ahead as quickly as possible to develop and market an array of compression products using this new technology while it is still the state of the art.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

The following discussion should be read in conjunction with the accompanying consolidated financial statements for the nine-month periods ended February 28, 2002 and 2001 and the Form 10-KSB for the fiscal year ended May 31, 2001.

Special Note Regarding Forward-Looking Statements

Certain statements in this report and elsewhere (such as in other filings by the Company with the Securities and Exchange Commission ("SEC"), press releases, presentations by the Company or its management and oral statements) may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should," and variations of these words and similar expressions, are intended to identify these forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, the growth rate of the paintball industry and electronic commerce, constantly changing technology and market acceptance of the Company's products and services. The Company undertakes no obligation to publicly release the result of any revisions to these forward- looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview

The results of our operations during the nine months ended February 28, 2001 were a reflection of the continued evolution of our business model. We believe that an essential ingredient for survival as a "dot com" in the current mix of new and old economies is the ability to accept change and to respond quickly to emerging opportunities. Our small size and corresponding agility have been an advantage. Many companies much larger and initially stronger have collapsed from the inability to adjust to the rapidly-changing business environment.







We believe that the e-commerce business plan that we adopted in the prior year was a viable approach to building a successful enterprise within the environment that existed at that time. However, that environment changed. As we witnessed the beginning of the end of Internet euphoria, and the number of corporate casualties began to grow, we recognized that our company and our mission had to evolve once again. It was apparent that steadfast adherence to the e-commerce business plan we had established would not produce the results that our stockholders expected from us. Our paintball business was growing rapidly, but no one was content to revert to the sports-related business model that we had outgrown. We looked for a better path to success, and we found it.

The name of our company, "eCom eCom", is now more appropriate than ever. We have shifted our position within the many commercial markets that continue to be created as electronic commerce slowly emerges from its infancy. The meaning of "eCom" has been expanded to include e-compression. As a value added reseller of MyPhotoZip (tm) high compression software, we believe that the future of our company is brighter than ever before.

ECOM is the value-added reseller of proprietary software and is the developer and marketer of integrated software applications and solutions that use among others, compression technology. Breakthroughs in compression and other technologies are revolutionizing the storage, security, transmission, networks and use of large data files in any format including images, full motion video, audio and text. During the prior fiscal year, we recognized that the market potential of these solutions and applications far exceeded any other opportunity available to us. We retooled our company's mission, the related business model and our corporate structure to focus solely on development of applications and markets for innovative, new software.

In August 2001, eCom entered into a joint venture agreement with PremierSoft, Inc. to form a new company called Zyndecom, Inc. The two principal owners of PremierSoft signed consulting agreements with eCom. Zyndecom was established to market the "Z-Boxx(TM)," a software utility that combines compaction software with PremierSoft's Syndeos(TM) software. Syndeos(TM) integrates software and hardware systems that have been created independently. The agreement provides eCom with 51% of the stock of Zyndecom, and PremierSoft owns 49%. As of the date of this filing, eCom and PremierSoft are modifying the original arrangement and subsequent consulting agreements.

In September 2001, eCom entered into a Value Added Reseller agreement with Impact Imaging, Inc. (III) of Columbia, Maryland to use III's Temporal Differential Encoding (TDE) technology. This contract, which formalized and amended earlier agreements, called for III to develop for eCom the ability to write to the Application Program Interface (API) or provide a full Software Development Kit (SDK) for eCom's use by December 31, 2001.

In November 2001, we announced the development of myPicZip(TM), a software application designed to shrink virtually unlimited galleries of photos to eliminate restraints on storage capability without degradation of picture quality. Planned for release during the third fiscal quarter, myPicZip(TM) was intended to serve as a demonstration of the broad range of products and services that will benefit from application of encoding and reformatting technology.

We expected TDE to be the core compression technology that would be used in all of our products including the Z-Boxx(TM), myPicZip(TM) and a number of other applications that were planned for development. However, III failed to deliver either the SDK or the software to enable us to write to the API. By February 2002 it became apparent that III was unable or unwilling to satisfy its obligations under the contract, so eCom filed suit in Palm Beach County, Florida for breach of contract, fraudulent inducement and negligent mis-representation. This legal action was withdrawn as eCom is currently moving to file these same charges in Maryland. III has obtained a temporary restraining order that prevents us from further development of any of the projects or products planned for use of TDE technology.

On April 9, 2002 we announced that we had signed a new agreement for use of high power compression encoding technology developed by a different vendor and that the first product to be released using the new technology would be photo storage software dubbed MyPhotoZip(TM). The new encoding technique provides a better quality image than JPEG and other compression products now on the market. It provides fast image access and optimal visual control of compression results. We believe it will make MyPhotoZip(TM) an easy to use and intuitive photo archiving utility that will boost computer storage capacity and capitalize on the rapid growth of the digital camera market.

On April 18, 2002 we announced that we had entered into a teaming agreement with Image Soft, Inc. of Brooksville, Florida under which the two companies will work together to market innovative compression technology. Business opportunities will be identified and pursued with the intent of entering into agreements for the provision of Image Soft's and eCom's respective product and service offerings. The agreement includes a structure for revenue sharing between the two companies.

We expect to prevail in our litigation with III, and we intend to continue with our plan to develop and market applications of TDE technology when it becomes available to us. In the meantime, however, we intend to move ahead as quickly as possible to develop and market an array of compression products using the technology provided by our new partner while it is still the state of the art.Soon we will launch a new website, and we will provide details of our marketing program for MyPhotoZip(TM) and other applications of the new technologies. Baseball Hall of Fame candidate Jeff Reardon has been retained to assist with our marketing efforts. His photograph will be placed on MyPhotoZip(TM) and will be used for other advertising purposes.

Our company's reengineering dictated the need to sell or spin off all of our product lines unrelated to our focus on innovative technologies. With the sale during the last quarter of the prior fiscal year of our 1-800-PAINTBALL business and the Star Dot Marketing subsidiary, the only significant revenue-generating product line left from our previous business model was the Viper M1 paintball marker. We believe that this product has the potential to command a significant share of the paintball gun market. We are seeking a partner to focus on its development, possibly in connection with a spin-off of our USA Performance Products subsidiary, or this product line will be sold upon negotiation of a satisfactory sales agreement.

Our operating results continue to reflect the temporary cessation of revenues caused by discontinuing these businesses. However, due to the recent agreements and alliances with some established and strong partners, we have regained our confidence that the Company will now prosper and show significant revenues and profits.

Results of Operations

Comparison of Results of Operations for the nine months ended February 28, 2002 with the nine months ended February 28, 2001

Revenue for the nine-month period ended February 28, 2002 was $159,658 compared to $2,984,078 of revenue recorded during the same period of the prior year. Current year revenues were recorded from sales of the Viper M1 paint- ball marker and accessories. Revenues recorded during the prior year period included sales posted from our 1-800-PAINTBALL business which was sold during the last quarter of the fiscal year for $900,000 in cash. Also included were $375,512 in revenues contributed by our Star Dot subsidiary which also was sold on May 31, 2001 in keeping with our plan to focus solely on development and sale of applications of high compression software.

The drop in revenues accounted for a gross profit decline from $780,935 in the prior year period to $6,893 in the current nine month period. Amounts charged to cost of sales in the current period included costs associated with rebuilding our Viper M1 production line. This loss in gross profit was offset by a decline in total operating expenses. Cost reduction was achieved in all major expense categories. General and administrative costs totaled $1,319,028 in the current period compared to $1,676,843 in the first nine months of the prior year. Most of this cost savings was generated from a reduction in personnel including paintball sales and management staff and staff devoted to refining our other e-commerce properties. Sales and marketing expense dropped from $367,594 in the nine months ended February 28, 2001 to $75,045 in the current nine month period. Product development expense was cut from $272,588 in the prior year period to $33,124 in the current nine month period. Amortization expense decreased from $15,067 to $1,590, reflecting the full amortization and/or sale of intangible assets related to our paintball business. Intangible assets related to acquisition of rights to the Viper M1 technology were fully amortized at the end of the prior fiscal year, and amortization of intangible assets recorded from purchase of rights to the 1-800-PAINTBALL toll-free telephone number was eliminated when the assets were sold. Compared to the prior year period, we cut 39% of total operating expense, a savings of $903,305.








Net other expenses were reduced from $23,942 in the prior year period to $8,275 in the current nine month period. This was primarily due to elimination of interest paid on a note due to the former stockholders of Star Dot Marketing at the time this subsidiary was sold.

Our operations for the nine months ended February 28, 2002 resulted in a net loss of $1,430,169, a $144,930 improvement over the net loss of $1,575,099 recorded during the nine months ended February 28, 2001.

Comparison of the three months ended February 28, 2002 with the three months ended February 28, 2001

Revenue for the three month period ended February 28, 2002 was $42,089 compared to $494,051 of revenue recorded during the same period of the prior year. Our Star Dot subsidiary contributed $219,842 in revenues in the prior year quarter, while the majority of the remaining prior period revenues was generated by our 800-paintball business, both of which were subsequently sold. Current period revenues were recorded from the sale of Viper M1 paintball markers and accessories. Gross profit dropped from $231,372 in the prior year period to $11,675 in the current quarter, a decrease of $219,697. This decrease reflected the loss of revenues from Star Dot and 800-paintball.

Reductions were recorded in all operating expense categories, although the net savings of $102,550 was not enough to offset the drop in gross profit. The down-sizing of personnel noted in the nine-month analysis above accounted for most of the savings. General and administrative expense of $285,953 posted in the current quarter represented a modest reduction of $13,195 from the $299,148 in G&A costs recorded during the same period of the prior year. Most of the personnel cuts discussed in the nine-month comparison above were reflected in the results of the third quarter of last year. Sales and marketing expenses declined from $45,441 in last year's third quarter to $4,262 in the quarter ended February 28, 2002. Product development expense declined from $51,780 in the prior year quarter to $7,578 in the current three-month period. Full amortization or sale of intangible assets caused amortization expense to drop from $4,534 in last year's quarter to $560 in the current quarter. Elimination of the interest paid on the note related to the Star Dot subsidiary discussed above resulted in a net decrease in other expenses from $7,901 incurred in last year's quarter to $1,863 recorded in the current quarter. Our operations for the three months ended February 28, 2002 resulted in a net loss of $288,541, an increase of $111,109 compared to the net loss of $177,432 recorded for the three months ended February 28, 2001.

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. Our net operating loss carry-forwards as of May 31, 2001 total $4,359,000. These carry-forwards will be available to offset future taxable income. If not used, the operating loss carry-forwards will expire from 2010 to 2016. We do not believe that the realization of the related deferred income tax assets meets the criteria required by generally accepted accounting principles and, accordingly, deferred income tax assets have been reduced to $0 as of May 31, 2001.







Liquidity and Capital Resources

At February 28, 2002, current assets totaled $199,335 compared to $803,685 at the end of the prior fiscal year. Balances decreased in all asset categories. Of the $604,350 drop in total current assets, the collection of the note receivable from sale of 1-800-PAINTBALL assets accounted for $300,000. This amount was used to fund current operations pending the commencement of revenues from compression product sales. A decrease in cash of $205,787 and in inventories of $78,670 reflected the reduction of accounts payable as we satisfied obligations remaining from our discontinued lines of business. Current liabilities totaled $1,217,053 at the end of the prior fiscal year compared to $947,640 at the end of the current quarter. A $346,435 drop in accounts payable was partially offset by a $79,385 increase in stockholder loans. Net cash used in operating activities was $731,054 during the current nine- month period compared to $1,656,505 during the same period of the prior year. The principal use of cash in both periods was to fund our net loss from operations in addition to achieving a significant reduction in accounts payable during the current period.

Investing activities provided $189,040 in cash during the current nine-month period compared to the use of cash in the amount of $12,587 during the same period of the prior year. During the current year period, $300,000 was received from collection of the note receivable recorded from the sale of 1- 800-PAINTBALL.

Financing activities provided net cash of $1,623,134 during the first nine months of the prior year, consisting primarily of proceeds from the sale of stock. Stockholder loans and the sale of stock provided net cash in the amount of $336,227 during the current nine-month period.

The Company continues to be reliant on the combination of revenues, loans from stockholders and capital contributions to fund operations. In April of 1999, the Company entered into a three-year agreement for a Private Equity Line of Common Stock pursuant to Regulation D with Swartz Private Equity, LLC for $30 million with a $20 million option.

The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission which was declared effective by the Commission on April 28, 2000, and which allowed the Company to exercise its rights under the agreement. However, the Company could make no assurances that the market in the Company's stock would remain adequate to allow the Company to raise necessary funds through the use of the Put Option. The price and number of shares which could be put to Swartz in any 30 day period was dependent upon the Company's share price as determined on the OTC Bulletin Board and volume of trading activity. The agreement ended in April 2002. As a result of a decline in the volume and share price of the Company's stock during the period between execution of the agreement and the declaration of effectiveness of the registration statement, only minor amounts of funds were raised from use of the Private Equity Line. To the extent that additional funds are required to support operations or to expand our business, we may sell additional equity, issue debt or obtain other credit facilities through financial institutions. Any sale of additional equity securities will result in dilution to our shareholders. There can be no assurance that additional financing, if required, will be available to the Company in amounts or on terms that are acceptable. Until the Company obtains sufficient funds necessary to capitalize the growth of its existing operations, expenditures required to increase revenues, including advertising and promotion of compression software, other e-commerce programs and paintball products, will be substantially limited. Should the Company be unable to obtain continued funding, its operations may be adversely affected.

COMPETITION

We compete with Lizard Tech, Adobe, Pegasus, JPEG, MPEG and numerous smaller competitors. We consider Lizard Tech and Pegasus to be our main competitors. We believe that our technology is superior because these competitors continue to employ "old" technology using wavelets and fractals.

All of these competitors have been established longer than we have, so they have name recognition and market share established. Some of our competitors are better funded than we are.

Principal competitive factors include brand recognition, pricing, financial strength, customer service, system reliability and reliability of delivery. All of these factors must be satisfactorily addressed in order for us to compete successfully.

In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could harm our business. New technologies may increase the competitive pressures by enabling our competitors to offer a lower cost service or product. Whether we are able to compete successfully will depend on our ability to anticipate and respond in a timely and appropriate manner to these changes.

DESCRIPTION OF PROPERTY

We do not own any real property.

USA Performance Products, Inc. leases approximately 2,860 square feet of office and warehouse space located at 8125 Monetary Drive, Suite H-4, Riviera Beach, Florida. This space provides facilities for the manufacture and warehousing of our paintball products. Upon the expiration on June 30, 2001 of our original lease of 5,720 square feet of space located at this address, we entered into a new lease of the smaller area due to the reduction in space requirements created by the sale of our 1-800-PAINTBALL business. The term of the new lease is for one year, beginning July 1, 2001 and ending June 30, 2002. The rental rate is $1,855 per month including sales tax.

The corporate offices of eCom eCom.com, Inc. are housed in approximately 1,710 square feet of space at 2700 PGA Boulevard, Suite







103, Palm Beach Gardens, Florida. The three-year lease of this space commenced on April 1, 2001 and will expire on March 31, 2004. The rental rate including sales tax is $2,719 per month during the first year, $2,794 per month during the second year, and $2,870 per month during the third year.

All of our office and warehouse facilities are leased pursuant to written agreements with unaffiliated parties.

We maintain inventories that consist principally of finished goods and work-in-process inventory related to the manufacture of the Viper M1 paintball marker and its accessories. We own tools, dies and fixtures for the manufacture of paintball products. Other properties consist of computer hardware and software and furniture, fixtures and equipment.

USE OF PROCEEDS

The Selling Securityholders will receive all of the proceeds from the sale of the Common Stock offered hereby. The Company will not receive any of the proceeds from such sale.

DILUTION

This offering does not include the issuance of any new shares of the company, and will not result in any dilution to the existing shareholders.

SELLING SECURITYHOLDERS

The shares to be sold by Lycos, Inc. and on behalf of National Paintball Supply, Inc. were acquired in connection with the settlement of the lawsuits described above. See "Risk Factors". The shares to be sold by Carol Anne Plowman were acquired in connection with the performance of legal services to the company by Hackney & Miller, PA. The Selling Securityholders beneficially will own 2,533,333 shares of the Common Stock, which represents approximately 10.6% of the total shares of Common Stock outstanding on that date. After the completion of this offering, and assuming that the Selling Securityholders dispose of all of the shares of Common Stock covered by this Prospectus and do not acquire any additional shares, the Selling Securityholders will not own any shares of Common Stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of 2,533,333 shares of Common Stock previously acquired by the Selling Securityholders. The Selling Securityholders may resell the shares as soon as practicable.

The selling shareholder may offer the shares covered by this Prospectus from time to time in block trades in ordinary brokers' transactions through the facilities of the OTCBB or otherwise, in a public offering, or in privately negotiated transactions, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, the selling shareholder may also arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling shareholder in amounts to be negotiated. Such other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The Company has advised the Selling Securityholders that Regulation M may apply to its sales in the market and has informed it of the need for delivery of copies of this Prospectus. The Selling Securityholders and any other broker-dealers that participate with the Selling Securityholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which case any commissions or discounts received by such broker-dealers and any profit on resale of the Common Stock sold by them might be deemed to be underwriting discounts or commissions under the Securities Act.

All expenses of registration incurred in connection with this offering are being borne by the Company, except for brokerage commissions and other similar expenses incurred by the Selling Securityholders, which will be borne by the Selling Securityholders.

In order to comply with certain states' securities laws, if applicable, the shares of Common Stock offered hereby may be sold in such jurisdiction only through registered or licensed brokers or dealers.

The selling shareholders are not restricted as to the price or prices at which they may sell the Common Stock. Sales of shares of the Common Stock at less than market prices may depress the market price of the Company's Common Stock. The selling shareholders may elect to sell all, a portion or none of the Common Shares registered hereunder.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following sets forth the names and ages of all of the Directors and Executive Officers of ECOM as of August 9, 2002, positions held by such persons, length of service, when first elected or appointed and term of office.
                                                 First        Term of
      Name       Age       Position            Appointed      Office
---------------- ---  -------------------    -------------   --------
David J. Panaia   62  Chairman, Chief          June 1994      (1),(2)
                       Executive Officer,
                       Secretary and Director

Peter Tamayo, Jr. 39  President, Chief         July 2002      (1)
                       Technology Officer

Richard C. Turner 42  Chief Financial Officer  April 2001     (1),(2)
                       Treasurer and Director

Robert C. Wilson  50  Director                 April 2001     (2)

(1) Officers serve at the pleasure of the Company's Board of Directors.
(2) Each of these Directors was elected to serve until the next Annual







    Meeting of Shareholders. We currently intend to hold our next annual meeting in 2003.

Our Board of Directors sets corporate policies that are implemented by the Company's management. In the event that the Board of Directors determines that a member faces a conflict of interest, for any reason, it is expected that the subject director will abstain from voting on the matter that raised the issue.
Executive Officers and Directors

David J. Panaia, Chairman, Chief Executive Officer, and Director, is the founder of ECOM and has served as Chairman and Director since incorporated in June 1994. Mr. Panaia previously founded several medical businesses which were later sold. From 1988 to 1994, he served as a political and small business marketing consultant through his own firm, Sunpoint Industries, Inc. Sunpoint offered consulting services to candidates and medical equipment businesses located in the United States.
Mr. Panaia has served in numerous community, business and political capacities. He concentrates full time on his duties as the Chairman of ECOM.

Peter Tamayo, Jr. Ph.D. President and Chief Technology Officer started with Company in June 2002 and was appointed President in July 2002. Prior to joining eCom eCom, Inc. Dr. Tamayo served as Chairman and CEO of Internet Security Solutions, Inc. (ISS). Dr. Tamayo has more than 24 years of high technology experience in computer and electronics applications including computer language design, software engineering, and computer hardware and chip manufacturing. He has worked with industry leaders such as Microsoft(r), IBM, Compaq, Emulex, and several others in research, development, and marketing of several of the companies' leading software and computer hardware solutions. Dr. Tamayo also served as President and CTO of United Interactive Technologies, Inc. and Senior VP and CTO of InteractiveTechnologies.com, LTD
(INTR), a leading South Florida ISP / ASP that established the first Network Access Point (NAP) in the state of Florida.

In 1981 he graduated from Morgan Technical Institute with majors in Industrial Electronics, Computer Science and Technology. Dr. Tamayo holds a masters degree in Business Administration and doctorate degree in Computer Science and Technology from the Vernell University. His doctoral thesis is titled "Implementing Public Key Encryption infrastructures for Organizations and Wide Area Networks". Dr. Tamayo continues his education, research, and development studies at leading corporate think tanks and is currently working on his second doctorate degree.

Richard C. Turner, who started with the Company in June of 2001 as Chief Financial Officer, Treasurer and Director, worked with Glenn G. Schanel,
CPA, from September 1990 until his appointment with ECOM. Mr. Turner specialized in assisting clients with accounting, tax and office technology issues. In addition, he developed several database programs to improve client sales and financial operations. From May 1989 until September 1990 Mr. Turner served as Vice President of Finance at American National Bank, Lake Worth, Florida, where he was responsible for the bank's financial reporting, budgeting and cost accounting. Mr. Turner has served as Treasurer and as a member of the board of directors of both the Palm Beach Business Associates and the North Palm Beach / Palm Beach Gardens Jaycees. He concentrates full time on his duties as Chief Financial Officer of ECOM.

Robert C. Wilson, Director, also served as President and COO of ECOM from
June 2001 to July 2002. He has since joined World Data Group, LLC. a software technology company. World Data Group is a Teaming Partner of ECOM. In 1996, he established Wilson and Associates, a medical accounts receivable factoring company, where he served as Managing General Partner. From 1992 through 1995 he served as Vice President of Sales for Optimum Capital Corporation, Walnut Creek, California.

Our bylaws provide for indemnification of officers, directors or ECOM agents against legal expenses, judgments, fines, settlements and other amounts reasonably incurred by such persons after having been made or threatened to be made a party to legal action. Payment of such amounts may also be made in advance if expenses are likely to be incurred by officers, directors or agents in defense of any such action. The extent, amount and eligibility for the indemnification provided will be determined by the Board of Directors. These indemnifications will be made by a majority vote of a quorum of directors, including any director who is a party to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum of shareholders including any shareholder who is a party to such action, suit or proceeding.

We are further authorized by the bylaws to purchase insurance for indemnification of any person as provided by the bylaws and to the extent provided by Florida law. The Company at this time has no insurance coverage for officers and directors and has not expended any funds to obtain such insurance policies to insure or indemnify directors or officers against any liabilities that may occur. Management reserves the right to obtain such insurance. Florida Statutes Section 607.0850 authorizes indemnification of officers, directors, employees and agents in instances constituting: (1) certain violations of criminal law which the person did not know were illegal, or (2) actions taken in good faith by persons which were intended to be in the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of ECOM pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by ECOM of expenses incurred or paid by a director, officer or controlling person of ECOM in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by ECOM is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of June 5, 2002, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding stock, our officers and directors, and all of our executive officers and our directors as a group. All persons named have sole voting power and investment power with respect to such shares, subject to community property laws, and except as otherwise noted.
                           Shares held             Percentage
Shareholder             as of June 5, 2002    of outstanding shares
--------------          ------------------    ---------------------
David J. Panaia             3,162,359                 11.8%
Linda Bergman               1,460,000                  5.5%
Robert C. Wilson              239,025                  0.9%
Richard C. Turner             372,000                  1.4%
All executive officers
and directors as a group    3,773,384                 14.1%

EXECUTIVE COMPENSATION

The following table provides information regarding the executive compensation of persons serving as ECOM's executive officers during the fiscal years ended 2001, 2000 and 1999.

                        Summary Compensation Table
                                            Long Term Compensation

                    Annual Compensation           Awards   Payouts
                                              Securities
                               Other          Underlying       All
Name and                       Annual   Restr. Options/       Other
Principal                      Compen-  Stock   SARs   LTIP   Compen-
Position   Year  Salary  Bonus sation  Award(s) (No.) Payouts sation

David J.
Panaia,    2001     0      0      0       0       0      0      0
Chairman,  2000     0      0      0       0       0      0      0
CEO        1999     0      0      0       0       0      0      0

Robert C.
Wilson,
President  2001   50,000   0      0    150,000    0      0      0(1)

Richard C.
Turner,
CFO and
Treasurer  2001   50,000   0      0    150,000    0      0      0(1)

Charles W.
Hansen,
President  2001  100,000   0      0    100,000    0      0  9,706(2)
and CEO    2000  100,000   0      0    100,000    0      0      0








Guy T.
Lindley,
Chief
Financial
Officer    1999     0      0      0       0       0      0      0

    (1) Robert Wilson and Richard Turner will each receive in fiscal year 2002 a salary of $52,000 and 100,000 shares of free-trading stock and 150,000 shares of restricted stock.

    (2) Charles Hansen participated in a stock incentive plan which gave him the opportunity to earn up to 25,000 shares of free-trading stock per year. The stock was granted in pro rata monthly increments adjusted for market price fluctuations. At the time the plan was discontinued, Mr. Hansen had received 9,706 shares.

None of ECOM's current executive officers has an employment agreement or stock option arrangement with ECOM. It is intended that the directors be compensated at the rate of $4,000 per year, plus $100.00 per meeting attended and reasonable travel expenses if cash flow permits. Charles W. Hansen, III, who was appointed President and Chief Executive Officer on July 21, 2000, was employed from March 6, 2000 until December 18, 2000.

Mr. Hansen had an employment agreement under which he was compensated with an annual salary of $100,000 plus participation in a stock incentive plan. Upon commencement of employment as Vice President Operations in March 2000, Mr. Hansen was awarded 100,000 shares of restricted stock. When cash flow permits,it is anticipated that other officers will be compensated in accordance with appropriate employment contracts.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.0001 par value (" Common Stock").

COMMON STOCK

As of May 31, 2002, there were 26,739,512 shares of the Common Stock outstanding. The holders of the Common Stock have no preemptive, subscription or additional conversion rights. Upon a liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in any corporate assets remaining after the payment of all debts. The Common Stock is not subject to assessment or further calls, has no redemption provisions and is entitled only to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore.

MARKET FOR THE COMPANY'S COMMON EQUITY

(a)      Market for Common Equity









The Company's common stock is traded on the Over the Counter Bulletin Board under the symbol "ECEC". The CUSIP number is 27889U-10-2.
Equitrade Securities Corporation of Lake Forest, California is the lead market maker for the stock.

The following is a table of the high and low bid prices of the Company's stock for each of the four quarters of the fiscal year ended May 31, 2002:

            Quarter Ended      High         Low
               5/2002         $0.210      $0.090
               2/2002          0.380       0.120
              11/2001          0.650       0.340
               8/2001          0.790       0.270

These quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

(b)      Security Holders

      The Company has approximately 6,200 shareholders of record.

(c)      Dividends

There have been no cash dividends declared or paid since the inception of the Company, and no cash dividends are contemplated to be paid in the foreseeable future. The Company may consider a potential dividend in the future in either common stock or the stock of future operating subsidiaries.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is Florida
Atlantic Stock Transfer in Tamarac, Florida.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, the Company will have 26,739,512 shares of Common Stock outstanding, all of which will be freely tradeable except 15,483,939 shares which are held by persons who are "affiliates" of the Company for purposes of Rule 144.

In general, as Rule 144 currently provides, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year, including persons who may be deemed "affiliates" of the Company, as that term is defined under Rule 144, would be entitled to sell (in accordance with the provisions specified in the rule) within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 507,368 shares immediately following the Offering) or the average weekly trading volume of each class of such shares in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. An "affiliate" of the Company may sell securities that are not







"restricted" without regard to the period of beneficial ownership but subject to the volume limitations described above and other conditions of Rule 144, subject to restrictions on affiliates. A person who is not deemed an "affiliate" of the Company (and has not been for at least 90 days) and who has beneficially owned his or her shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above, manner of sale provisions, notice requirements or availability of public information

No prediction can be made of the effect, if any, that sales of shares or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales by the existing shareholders of substantial amounts of the Common Stock in the public market could adversely affect prevailing market conditions.

LEGAL PROCEEDINGS

On March 12, 2002 Impact Imaging, Inc. (III) filed suit in the United States District Court for the District of Maryland to establish a temporary restraining order preventing eCom eCom.com from selling myPicZip(TM) and DryIce(TM) so long as these products use III software and technology. The suit further demands that eCom eCom.com pay $250,000 plus interest, costs and attorneys' fees for the February 4, 2002 delivery of myPicZip(TM).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 10, 1998, the Company's Board of Directors approved an agreement with Axis Enterprises, Ltd., a Bahamian corporation of Nassau, Bahamas, to retain Axis for a period of three years to provide certain financing, marketing and management services in support of the Company's subsidiary, USA Performance Products, Inc. In exchange for performance of these services, Axis was granted 1,500,000 shares of common stock. The final marketing and management agreement was executed on April 8, 1998. In 1999, Axis loaned the Company $296,000, and this indebtedness was reduced by $111,780 through the issuance of 150,000 shares of the Company's common stock. The Company is currently indebted to Axis for $184,220.

The Company has received cash advances from David J. Panaia, Chairman and CEO of the Company, in varying amounts and at various times subsequent to the inception of the Company. These shareholder loans are noninterest bearing, noncollateralized and due on demand. On May 10, 2001, 1,286,359 shares of restricted stock were issued to Mr. Panaia in return for cancellation of $437,362 ($.34 per share) of the debt owed to him. The balance owed to Mr. Panaia at February 28, 2002 was $121,515.67.

Derek D. Panaia, son of David J. Panaia, CEO of the Company, was retained as a consultant to provide management oversight of USA
Performance Products. In connection with this agreement, Derek Panaia was granted 400,000 shares of common stock in return for his services.








Stratex Corporation had a loan to the Company in the amount of $100,000. Stratex is owned by Derek D. Panaia, son of David J. Panaia, CEO of the Company. This loan was paid off on May 21, 2001.

The Company issued 100,000 shares in May 1999, 100,000 shares in June 2000 and 100,000 shares in May 2001 to ReSource Group, Inc. in exchange for promotional and related consulting services. ReSource Group, Inc. is a public relations and promotional firm of which a former member of the Board, Mr. Thomas DeRita, is a principal.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Hackney & Miller, P.A., Palm Beach Gardens, Florida, counsel to the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Carol Anne Plowman, Esq., a senior associate at Hackney & Miller,
P.A. the law firm which has passed on the issuance of these securities, ("the firm") holds 1,000,000 shares of the Company's Common Stock on behalf of the firm, which were issued for legal services rendered to the Company.

EXPERTS

The consolidated financial statements as of February 28, 2002 and for each of the three years prior incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Wieseneck, Andres & Company, P.A. and Hafer & Gilmer, Certified Public Accountants, independent accountants, given on the authority of said firms as experts in auditing and accounting.

DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.



========================================================================

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE
IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
























========================================================================


                           eCom eCom.com, Inc.


                             --------------
                                2,533,333
                                  SHARES
                                    OF
                               COMMON STOCK

                             --------------
                                PROSPECTUS
                             --------------

                              July 25, 2002

========================================================================



























                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation limit personal liability of directors, to the Corporation or its shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Florida law. Florida law provides that the liability of a director may not be eliminated or limited for (i) transactions in which a director receives a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) liability for unlawful distributions in violation of Florida law or the Articles of Incorporation or (iv) an intentional violation of criminal law. In addition the Company's Bylaws provide that the Company may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the Articles of Incorporation against claims and liabilities to which such persons may become subject. Florida law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care indemnification is mandatory under Florida law for "outside directors" as defined under Florida law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered are approximately $15,000 consisting of legal fees and costs, and filing fees of approximately $100. All costs will be paid by the Company; the selling shareholders will pay none of these costs.













ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES

             Number of        Name of               Cash or
Date Sold     Shares        Shareholder             Services

6/13/2000      10,000     Marino Engineering        Services
6/13/2000      60,000     Transactions Unlimited    Services
6/13/2000       1,000     Robert Wilson             Services
6/13/2000      10,000     Sherry White              Services
6/13/2000     100,000     Resource Group            Services
6/13/2000      25,000     Michael Renick            Services
6/13/2000      86,000     Michael Renick            Services
6/28/2000     654,923     Russell-Shapiro
                           Trust dtd 10/10/96       Services
6/28/2000       9,850     Nina Shapiro              Services
6/28/2000      10,267     Russell-Est. of
                           Madeline Haas            Services
6/30/2000      30,000     Lynda Wellman             Services
6/30/2000      30,000     Lynda Wellman             Services
6/30/2000       1,000     Walsh Foundation          Services
8/10/2000       5,005     Curtis Alphin             Services
8/10/2000       2,000     Ryan Bacchiocci           Services
8/10/2000       5,000     Jennifer Bristow          Services
8/10/2000      25,000     Brian DeLaporte           Services
8/10/2000       2,837     Brian DeLaporte           Services
8/10/2000      25,000     Jill Gauthier             Services
8/10/2000       9,706     Charles Hansen            Services
8/10/2000       3,000     Brian Merkel              Services
8/10/2000       5,005     Chris Myklebust           Services
8/10/2000       1,000     Jose Ruiz                 Services
8/25/2000       5,005     Curtis Alphin             Services
8/25/2000      50,000     Charles Hansen            Services
8/25/2000     100,000     Charles Hansen            Services
8/25/2000       5,005     Denise Volstad            Services
8/25/2000       5,005     Hanne-Mette Wilson        Services
8/25/2000         500     Warren Case               Services
8/25/2000      10,000     Ken Chamberlain           Services
8/25/2000      25,000     Elling Myklebust          Services
8/25/2000       5,005     Chris Myklebust           Services
8/25/2000      25,000     Brian Delaporte           Services
8/25/2000      50,000     Chuck Gaspari             Services
8/25/2000     100,000     Mike Renick               Services
8/25/2000      25,000     Rob Silio                 Services
8/25/2000      98,000     Jeremy Haiduk             Services
8/25/2000      25,000     Robert Reid               Services
8/25/2000      10,000     Bruce Stockberger         Services
8/25/2000      10,000     David Edwards             Services
9/20/2000     200,000     Derek Panaia              Services
9/25/2000     200,000     Derek Panaia              Services
9/25/2000      50,000     Stephen Kern              Services
11/8/2000      12,000     Rosemarie Maltass         Services









11/8/2000      75,000     Alpha J Keyser            Cash
11/8/2000     166,038     Alpha J Keyser            Services
11/8/2000     100,000     James DeLong              Services
12/22/2000    300,000     Skyline Mktg              Services
12/22/2000    700,000     Profile Ventures          Services
12/22/2000    500,000     Challenge LTD             Services
1/18/2001     400,000     Swartz LLC                Services
5/10/2001      40,000     Lynda Wellman             Services
5/10/2001      20,000     Sherry Rice               Services
5/10/2001      10,000     Hanne-Mette Wilson        Services
5/10/2001      10,000     Denise Volstad            Services
5/10/2001      10,000     Larry Lugo                Services
5/10/2001      27,798     Jerry Shelton             Services
5/10/2001      50,000     Brian Delaporte           Services
5/10/2001      20,843     Chris Myklebust           Services
5/10/2001      25,000     Doug Weber                Services
5/10/2001   1,286,359     David Panaia              Services
5/24/2001     100,000     Resource Group NA         Services
6/4/2001      134,762     Brian Delaporte           Services
6/4/2001       12,000     Rachel Glicksman          Services
6/4/2001        5,000     Thomas Derita             Services
6/4/2001      100,000     Robert Wilson             Services
6/4/2001      125,000     Alpha Keyser              Services
6/4/2001       25,000     Doug Weber                Services
6/4/2001      100,000     Richard Turner            Services
6/4/2001      100,000     Michael Guyer             Services
6/4/2001       20,843     Chris Myklebust           Services
6/27/2001      20,000     Rob Silio                 Services
6/27/2001      10,000     R. Maltass                Services
8/15/2001     250,000     Sean O'Brien              Services
8/15/2001     250,000     Joseph Sineno             Services
8/22/2001       8,000     Ashley Rice               Services
8/22/2001     129,000     Ron Noel                  Services
8/22/2001       1,000     K. Lavine                 Services
8/22/2001     111,000     Bonnie Crum               Services
9/27/2001      10,000     Steve Remondini           Services
9/27/2001       1,000     Howard Bashinski          Services
9/27/2001      51,020     Robert Wilson             Services
9/27/2001     100,000     Delowood Co.              Services
9/27/200    2,000,000     PremierSoft               Services
9/27/2001      40,816     Robert Dwyer              Services
9/27/2001      51,020     Cheryl Yeargin            Services
9/27/2001      51,020     Morton Freidman           Services
9/27/2001         100     Francine                  Services
9/28/2001      10,000     Richard Turner            Services
9/28/2001      10,000     Jill Gauthier             Services
10/25/2001     25,000     Denise Volstad            Services
10/25/2001     25,000     Hanne-Mette Wilson        Services
10/25/2001    150,000     Robert Wilson             Services
10/25/2001    150,000     Richard Turner            Services
10/25/2001     10,000     Andrew Panaia             Services
10/25/2001     10,000     Carmen Mercado            Services
12/6/2001      20,000     Michael Bennett           Services
12/6/2001      10,000     Patricia Redenius         Services







12/6/2001     500,000     Gerald Bergman            Services
12/6/2001     147,368     Sunquest Resources Inc.   Cash
12/6/2001       1,000     Derek Boirun              Services
12/6/2001      22,000     Jeremy Haiduk             Services
12/19/2001    127,103     Roland Noel               Services
1/9/2002      100,000     Thomas Andres             Services
1/9/2002       55,000     Thomas F. Luken           Services
1/9/2002       25,000     Melissa Rice              Services
1/9/2002       25,000     Kimberly Graus            Services
1/9/2002       15,000     Stanley Freedman          Services
1/9/2002       16,000     Richard Hansen            Services
1/23/2002      35,000     Carol Anne Plowman        Services
1/23/2002      41,154     James DeLong              Services
1/23/2002      68,846     James DeLong              Services
1/23/2002      25,000     Richard Turner            Services
1/23/2002      10,000     Denise Volstad            Services
1/23/2002      10,000     Hanne-Mette Wilson        Services
1/23/2002      25,000     Robert Wilson             Services
1/23/2002      29,300     Michael Bennett           Services
1/23/2002      19,300     Michael Bennett           Services
2/4/2002       50,000     Renee LeCasse             Services
2/4/2002      100,000     Carol Anne Plowman        Services
2/4/2002       20,000     Ramsey Bouhadir           Services
2/4/2002      357,955     Sunquest Resources Inc.   Cash
2/4/2002       25,000     Richard Turner            Services
2/4/2002       25,000     Robert Wilson             Services
2/4/2002       10,000     Denise Volstad            Services
2/4/2002       12,000     Hanne-Mette Wilson        Services
3/21/2002     100,000     Jeffrey Reardon           Services
3/21/2002      60,000     Phebe Reardon             Services
3/21/2002     323,000     Michael Guyer             Services
3/21/2002      29,000     Richard Turner            Services
3/21/2002      34,000     Robert Wilson             Services
3/21/2002      18,000     Denise Volstad            Services
3/21/2002      21,000     Hanne-Mette Wilson        Services
3/21/2002      50,714     Jerremy Haiduk            Services
4/11/2002      50,000     MeVis Technology          Services
4/11/2002      50,000     MeVis Technology          Services
4/11/2002      50,000     Thomas F. Luken           Services
4/24/2002  (2,000,000)    PremierSoft               Services
4/25/2002      31,000     Richard Turner            Services
4/25/2002      36,000     Robert Wilson             Services
4/25/2002      19,000     Denise Volstad            Services
4/25/2002      22,000     Hanne-Mette Wilson        Services
4/29/2002      10,000     Joseph Robson             Services
5/29/2002      50,000     James DeLong              Services
5/29/2002      25,000     Debra John                Services
5/29/2002     100,000     Patricia Redenius         Services
6/7/2002      100,000     James DeLong              Services
6/7/2002       56,000     Richard Turner            Services
6/7/2002       35,000     Denise Volstad            Services
6/7/2002       40,000     Hanne-Mette Wilson        Services
6/7/2002       65,000     Robert Wilson             Services








ITEM 27.  EXHIBITS

(c)     Exhibits:

3.1    Articles of Incorporation (1)
3.2    By-laws (1)
10.1 Agreement for acquisition of assets of Performance Paintball Products, Inc. (1)
10.2   Agreement of acquisition of rights to All American Bowl (2)
10.3   Personal services agreement with All American Bowl Executive
       Director (2)
10.4   Promissory Note to Stratex Corporation dated August 12, 1997 (3)
10.5 Marketing and Management Agreement between Axis Enterprises, Ltd. and Registrant dated January 10, 1998 (3)
10.6   Agreement for acquisition of assets of Amateur Athletes of
       America, Inc. (3)
10.7   Lease Agreement between Ryco Properties, Inc. and Registrant dated May 4, 1998 (3)
10.8 Investment Agreement between Swartz Private Capital LLC and the Registrant dated May 13, 1999 (4)
10.9 Registration Rights Agreement between Swartz Private Capital LLC and the Registrant dated May 13, 1999 (4)
10.10  Side Agreement (4)
10.11 Amended and Restated Investment Agreement between Swartz Private Capital LLC and the Registrant dated July 1999 (5)
10.12 Memorandum dated September 13, 1999 from Swartz Private Capital LLC extending date to file registration statement (Agreement Cancelled) (5)
10.13  First Stock Incentive Plan (5)
10.14 Occupancy Agreement between Chimney Rock Services, LLC and Registrant dated September 15, 1999 (6)
10.15  License Agreement between iTool.com and Registrant dated
       December 20, 1999 (6)
10.16 Stock Exchange Agreement between the shareholders of Star Dot Marketing, Inc. and Registrant dated January 21, 2000 (7)
10.17 Service Agreement between eWebPEO.com, Inc. and Registrant dated March 25, 2000 (6)
10.18 Consulting and Compensation Agreement between eWebPEO.com, Inc. and Registrant dated April 16, 2000 (6)
10.19 Agreement of Sale between US Amateur Sports Company and Eugenio Postorivo, Jr., Individually, dated May 11, 2001 (8)
10.20 Stock Purchase Agreement between the Company and Brian Delaporta, Individually, dated May 31, 2001 (9)
10.21  Addendum to Advance Balance Acknowledgement dated May 31, 2001 (9)
10.22 Strategic Marketing and Sales Agreement between BIFS Technologies Corporation and the Registrant dated March 19, 2001
10.23  Operating Agreement for Zyndecom, Inc. dated August 20, 2001
11     Statement of Computation of Earnings per Share
21     Subsidiaries of the Company
27     Financial Data Schedule
_______________________________
(1)Incorporated by reference to the Company's original Registration Statement on Form 10 SB-1, Registration 33-96638-A, filed on September
6, 1995.







(2)Incorporated by reference to Form 10-KSB for the year ended May 31, 1997.

(3)Incorporated by reference to Form 10-KSB for the year ended May 31, 1998.

(4)Incorporated by reference to Form 8-K filed with the Commission on May 26, 1999.

(5)Incorporated by reference to Form 10-KSB for the year ended May 31, 1999.

(6)Incorporated by reference to Form 10-KSB for the year ended May 31, 2000.

(7)Incorporated by reference to Form 8-K filed with the Commission on January 21, 2000.

(8)Incorporated by reference to Form 8-K filed with the Commission on May 31, 2001.

(9) Incorporated by reference to Form 8-K filed with the Commission on June 7, 2001.

(10) Incorporated by reference to Form 10-Q filed with the Commission on August 31, 2001.

(11) Incorporated by reference to Form 10-Q filed with the Commission on November 30, 2001.

(12) Incorporated by reference to Form 10-Q filed with the Commission on February 28, 2002.





























                                  II-2

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended ("Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities








(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  II-3

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, eCom eCom. com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens and State of Florida on July 25, 2002.

                           eCom eCom.com, Inc., a Florida corporation


                           By /s/ David J. Panaia
                           ----------------------------------------
                           David J. Panaia
                           Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Wilson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form SB-2 Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.













                                   II-4

eCom eCom.com, Inc.                                      February 28, 2002



INDEX

                                                             PAGE NO.
PART I  FINANCIAL INFORMATION


ITEM 1             FINANCIAL STATEMENTS

        Independent Accountant's Report  . . . . . . . . . . .  3

        Consolidated Balance Sheets:
         February 28, 2002 and May 31, 2001  (Unaudited) . . .  4

        Consolidated Statements of Operations:
         Nine Months Ended February 28, 2002
         and 2001  (Unaudited) . . . . . . . . . . . . . . . .  5

        Consolidated Statements of Operations:
         Three Months Ended February 28, 2002
         and 2001  (Unaudited) . . . . . . . . . . . . . . . .  6

        Consolidated Statements of Shareholders' Deficit:
         Years Ended May 31, 2001 and 2000 and the
         Nine Months Ended February 28, 2002  (Unaudited). . .  7

        Consolidated Statements of Cash Flows:
         Nine Months Ended February 28, 2002
         and 2001  (Unaudited) . . . . . . . . . . . . . . . .  8

        Notes to Consolidated Financial Statements . . . . . . 11


ITEM  2      MANAGEMENT'S  DISCUSSION  AND  ANALYSIS
             OR  PLAN  OF  OPERATION . . . . . . . . . . . . . 23


PART  II     OTHER  INFORMATION

             ITEMS  1-6  . . . . . . . . . . . . . . . . . . . 28












                       Wieseneck, Andres & Company, P.A.
                         Certified Public Accountants
                        772 U. S. Highway 1, Suite 200
                       North Palm Beach, Florida  33408
                               (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                     FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida


                       Independent Accountant's Report


To the Board of Directors and Stockholders eCom eCom.com, Inc.

We have reviewed the accompanying balance sheets of eCom eCom.com, Inc. and consolidated subsidiaries as of February 28, 2002 and May 31, 2001, and the related consolidated statements of operations, for the three-month periods and the nine-month periods ended February 28, 2002 and 2001, the consolidated statement of stockholders' deficit from May 31, 1999 through February 28, 2002, and the consolidated statement of cash flows for the nine-month periods ended February 28, 2002 and 2001. These financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's current liabilities exceed the current assets by $748,305 and the Company has incurred net operating losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


    /s/Wieseneck, Andres & Company, P.A.

April 18, 2002






ECOM ECOM.COM, INC.
CONSOLIDATED BALANCE SHEETS
FEBRUARY 28, 2002 and MAY 31, 2001
(Unaudited)

           ASSETS                  February 28, 2002    May 31, 2001
Current Assets                     _________________   _____________
  Cash and cash equivalents            $        484     $    206,271
  Accounts receivable                         3,283            3,537
  Accounts receivable other                       0           17,702
  Inventories                               190,852          269,522
  Prepaid expenses                            4,716            6,653
  Note receivable                                 0          300,000
                                       ____________     ____________
     Total Current Assets                   199,335          803,685
                                       ____________     ____________

Property and Equipment, net                 105,003          134,982
                                       ____________     ____________
Other Assets
  Intangible assets, net                      4,570            6,160
  Other assets                              110,883            9,828
                                       ____________     ____________
     Total Other Assets                     115,453           15,988
                                       ____________     ____________

     Total Assets                      $    419,791     $    954,655
                                       ============     ============

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                     $    428,595     $    775,030
  Accrued expenses                            7,972           10,335
  Unearned revenue                          100,000          100,000
  Current portion of long term debt         411,073          331,688
                                       ____________     ____________
     Total Current Liabilities              947,640        1,217,053
                                       ____________     ____________
     Total Liabilities                      947,640        1,217,053

Stockholders' Equity
  Common stock, $.0001 par value, 50 million shares
    authorized, 25,742,465 and 19,010,836 shares issued
    and outstanding                           2,574            1,901
  Paid-in capital                         5,291,128        4,127,083
  Accumulated deficit                    (5,821,551)      (4,391,382)
                                       ____________     ____________
     Total Stockholders' Deficit           (527,849)        (262,398)
                                       ____________     ____________

     Total Liabilities and
       Stockholders' Equity            $    419,791     $    954,655
                                       ============     ============
See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






ECOM ECOM.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED
(Unaudited)

                              February 28, 2002       February 28, 2001
                              _________________       _________________
Revenues
  Net Sales                    $       159,658         $     2,984,078
  Cost of Sales                       (152,765)             (2,203,143)
                               ________________        ________________
     Gross Profit                        6,893                 780,935
                               ________________        ________________
Other Operating Expenses
  General and administrative         1,319,028               1,676,843
  Sales and marketing                   75,045                 367,594
  Product development                   33,124                 272,588
  Amortization                           1,590                  15,067
                               ________________        ________________
     Total Operating Expenses        1,428,787               2,332,092
                               ________________        ________________

Loss from Operations                (1,421,894)             (1,551,157)

Other Income (Expense)
  Interest income                        2,510                   1,826
  Interest expense                      (9,701)                (25,768)
  Loss on disposal of asset             (1,084)                      0
                              _________________        ________________
     Net Other Expenses                 (8,275)                (23,942)
                              _________________        ________________

Net Loss                       $    (1,430,169)         $   (1,575,099)
                              =================        ================

Net Loss Per Common Share      $        (0.065)         $       (0.097)

Weighted Average Shares Outstanding 21,903,674              16,221,517















See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






ECOM ECOM.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
(Unaudited)

                              February 28, 2002       February 28, 2001
                              _________________       _________________
Revenues
  Net Sales                    $        42,089         $       494,051
  Cost of Sales                        (30,414)               (262,679)
                               ________________        ________________
     Gross Profit                       11,675                 231,372
                               ________________        ________________
Other Operating Expenses
 General and administrative            285,953                 299,148
  Sales and marketing                    4,262                  45,441
  Product development                    7,578                  51,780
  Amortization                             560                   4,534
                               ________________        ________________
     Total Operating Expenses          298,353                 400,903
                               ________________        ________________

Loss from Operations                  (286,678)               (169,531)

Other Income (Expense)
  Interest income                            2                     322
  Interest expense                      (1,865)                 (8,223)
                               ________________        ________________
     Net Other Expenses                 (1,863)                 (7,901)
                               ________________        ________________

Net Loss                       $      (288,541)        $      (177,432)
                               ================        ================

Net Loss Per Common Share      $        (0.012)        $        (0.010)

Weighted Average Shares Outstanding 25,031,937              16,929,901
















See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






                               ECOM ECOM.COM, INC.
              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                  FOR THE YEARS ENDED MAY 31, 2001 AND 2000
                 AND THE NINE MONTHS ENDED FEBRUARY 28, 2002
                                 (Unaudited)


                       Additional                            Total
Number of     At        Paid-in   Accumulated  Treasury  Stockholders'
 Shares    Par Value    Capital     Deficit     Stock     Deficiency
--------- -----------  ---------- -----------  --------  -------------

Balance May 31, 1999
13,658,600  $  1,366   $2,205,206 $(2,294,728) $(5,000)   $   (93,156)

Issuance of Common Stock
 1,227,075       123    1,649,655           -        -      1,649,778

Net Loss
         -         -            -  (2,633,426)       -     (2,633,426)
--------- -----------  ----------  ----------- --------  -------------
Balance May 31, 2000
14,885,675     1,489    3,854,861  (4,928,154)  (5,000)    (1,076,804)

Issuance of Common Stock
 4,125,161       412    1,977,151           -        -      1,977,563

Sale of Star Dot Marketing
         -         -   (1,699,929)  1,876,158        -        176,229
Cancellation of  Treasury Stock
         -         -       (5,000)          -    5,000              -
Net Loss
         -         -            -  (1,339,386)       -     (1,339,386)
--------- -----------  ----------  ----------- --------  -------------
Balance May 31, 2001
19,010,836     1,901    4,127,083  (4,391,382)       -       (262,398)
Issuance of  Common Stock
 4,731,629       473    1,164,245           -        -      1,164,718
Issuance of Common Stock for proposed purchase of Zyndecom, Inc.(See Note A)
 2,000,000       200         (200)          -        -              -
Net Loss
         -         -            -  (1,430,169)       -     (1,430,169)
--------- -----------  ----------  ----------- --------  -------------
Balance February 28, 2002
25,742,465  $  2,574   $5,291,128 $(5,821,551) $     -    $  (527,849)
========= ===========  ==========  =========== ========  =============







See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






ECOM ECOM.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
(Unaudited)


                                  February 28, 2002   February 28, 2001
                                   _______________     _______________

Cash Flows From Operating Activities
    Cash received from customers      $    177,614       $   3,076,427
    Interest income                          2,510               1,826
    Cash paid to suppliers
      of goods and services and
      employees                           (911,090)         (4,733,958)
    Interest paid                              (88)                  0
    Income taxes paid                            0                (800)
                                   _______________     _______________
        Net Cash Flows Used in
         Operating Activities             (731,054)         (1,656,505)
                                   _______________     _______________
Cash Flows From Investing Activities
    Cash received from sale of
     1-800-Paintball                       300,000                   -
    Deposits made                           (1,010)                  -
    Deposit on software                   (100,000)                  -
    Purchase of equipment                  (11,137)            (12,587)
    Proceeds received from sale of
     equipment                               1,187                   -
                                   _______________     _______________
        Net Cash Flows Provided By
         (Used In) Investing Activities    189,040             (12,587)
                                   _______________     _______________
Cash Flows From Financing Activities
    Proceeds from sale of stock            114,469           1,474,335
    Proceeds of loans                      331,158             148,799
    Repayment of loans                    (109,400)                  -
                                   _______________     _______________
        Net Cash Flows Provided By
         Financing Activities              336,227           1,623,134
                                   _______________     _______________
Net Decrease in Cash                      (205,787)            (45,958)

Cash and Cash Equivalents at
 Beginning of Period                       206,271             139,402
                                   _______________     _______________
Cash and Cash Equivalents at
 End of Period                        $        484       $      93,444
                                   ===============     ===============




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






ECOM ECOM.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
(Unaudited)


                                           February 28,    February 28,
                                               2002            2001
                                           ____________    ____________


Supplemental Schedule of Non-Cash Investing Activities
------------------------------------------------------
Non-Cash transactions
 Stock issued for purchase of fixed assets    $   1,950       $      -
 Services received as payment of note
   receivable                                     5,000              -

Supplemental Schedule of Non-Cash Financing Activities
------------------------------------------------------
Non-Cash transactions
 Stock issued for payment of services         $ 818,985       $      -
 Stock issued for payment of debt               104,903              -





























See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.








ECOM ECOM.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
(Unaudited)

Reconciliation of Net Loss to Net Cash Flows Used in Operating
Activities:

                                   February 28, 2002  February 28, 2001
                                    _______________    _______________

Net Loss                            $   (1,430,169)    $   (1,575,099)
    Add items not requiring outlay of
     cash:
        Depreciation and amortization       37,628             60,909
        Expenses paid by and accounts
         payable reduced by issuing
         common stock                      846,184                  -
        Gain on sale of assets                (688)                 -
        Loss on sale of assets               1,772                  -
    Cash was increased by:
        Decrease in accounts receivable     17,956             92,349
        Decrease in inventory               78,670            272,487
        Decrease in prepaid expenses         1,927                  -
        Decrease in other current assets         -             50,913
        Decrease in other assets                 -                583
    Cash was decreased by:
        Increase in unearned revenue             -            (62,562)
        Decrease in accounts payable      (281,971)          (496,085)
        Decrease in accrued expenses        (2,363)                 -
                                    _______________    _______________
             Net Cash Flows Used In
              Operating Activities   $    (731,054)   $    (1,656,505)
                                    ===============    ===============


















See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.







ECOM ECOM.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001

NOTE A - NATURE OF OPERATIONS

eCom eCom.com, Inc. ("eCom", "we" or "the Company") was incorporated in the State of Florida on June 14, 1994. eCom's current business plan is focused on the development and marketing of applications for innovative software. Previously, the Company developed an e-commerce infrastructure that enables the small business enterprise to carve its niche in the retail and business to business Internet economy. eCom eCom B2Bplus provides an affordable, user-friendly technological plat-form and professional resources to facilitate web business development. The eCom eCom SuperHUB gives the web entrepreneur a comprehensive package of on-line tools to generate, execute and fulfill e-commerce transactions. We also have operated our own on-line business as a test model, using our e-commerce concepts to sell paintball products.

During the last fiscal year, we revised our business model in order to focus on the design and resale of software applications that compress, store, protect and transmit large data files in any format including images, full motion video, audio and text. We decided to divest all other product lines to concentrate on the development of the market for our compression software applications. Our mission is to make this software available to reduce bandwidth demand and increase storage capabilities through development of custom applications that are not feasible using technology previously available.

The Company was incorporated under the name US Amateur Sports, Inc., but changed its name in January 1999 to better reflect its business operations.

eCom is the parent of US Amateur Sports Company, which is the parent of USA Performance Products, Inc. US Amateur Sports Company (USASC) owns the rights to: (1) the All American Bowl, a high school football all-star game, last played in 1997, when it was broadcast to over 40 million households; (2) the ProCard/ComCard, a prepaid phone card concept; and (3) USA SportsNet, which was planned to be an Internet portal for access to sports information, products and services with a focus on amateur athletes and local sports organizations. In addition, USASC owned the rights to use of the toll-free telephone number, 1-800-724-6822 (1-800-PAINTBALL) until it was sold as described below. USA Performance Products manufactures and distributes paintball guns and accessories. It has served as a test model for our e-commerce business concepts and has generated the majority of our revenues to date.

On January 21, 2000 the Company entered into a Stock Exchange Agreement with the shareholders of Star Dot Marketing, Inc. ("SDMI"), which provided for the transfer of all the outstanding common stock of SDMI to eCom eCom.com, Inc. in exchange for 675,000 shares of common stock. The transaction was closed on May 31, 2000. SDMI uses the trade name

See accompanying independent accountants' review report.







"Treasures of Sports" to offer a complete line of guaranteed authentic, hand signed sports memorabilia and other sports products. These products are marketed through joint sales agreements with professional sports franchises.

Consistent with the intent to divest all businesses and product lines unrelated to compression software, the sale of one business and one product line were consummated during the final quarter of the year ended May 31, 2001. On May 11, 2001, rights to use of the toll-free telephone number, 1-800-PAINTBALL, and related website addresses were sold for a cash payment of $900,000. On May 31, 2001, the Company sold all of the stock of Star Dot Marketing, Inc. in return for assumption of debt of $208,000 owed to the original owners of SDMI. (See Note C.)

In August 2001, eCom entered into a joint venture agreement with PremierSoft, Inc. to form a new company called Zyndecom, Inc. Zyndecom was established to market the "Z-Boxx(TM)," a software utility that combines compaction software with PremierSoft's Syndeos(TM) software. Syndeos(TM) integrates software and hardware systems that have been created independently. The agreement provides eCom with 51% of the stock of Zyndecom, and PremierSoft owns 49%. As of this date eCom and Premier Soft are modifying the original arrangement and subsequent consulting agreements. The two principal owners of PremierSoft signed consulting agreements with eCom.

The company issued 2 million shares of its common stock to the two share-holders of PremierSoft, Inc. in September 2001 for the purchase of Premier-Soft, Inc.'s 49% interest in Zyndecom, Inc. The Chief Executive Officer of eCom has withheld delivering the stock certificates to the shareholders of PremierSoft, Inc. No contract, either written or verbal, for the purchase of the outstanding 49% interest in Zyndecom, Inc. stock was entered into or signed. The stock has been recognized as issued in the Statement of Changes in Stockholders' Equity. The stock certificates are expected to be cancelled.

In September 2001, eCom entered into a Value Added Reseller agreement with Impact Imaging, Inc. (III) of Columbia, Maryland to use III's Temporal Differential Encoding (TDE) technology. This contract, which formalized and amended earlier agreements, called for III to develop for eCom the ability to write to the Application Program Interface (API) or provide a full Software Development Kit (SDK) for eCom's use by December 31, 2001.

In November 2001, we announced the development of myPicZip(TM), a software application designed to shrink virtually unlimited galleries of photos to eliminate restraints on storage capability without degradation of picture quality. Planned for release during the third fiscal quarter, myPicZip(TM) was intended to serve as a demonstration of the broad range of products and services that will benefit from application of encoding and reformatting technology. We expected TDE to be the core compression technology that would be used in all of our products including the

See accompanying independent accountants' review report.







Z-Boxx(TM), myPicZip(TM) and a number of other applications that were planned for development. However, III failed to deliver either the SDK or the software to enable us to write to the API.

By February 2002 it became apparent that III was unable or unwilling to satisfy its obligations under the contract, so eCom filed suit on February 26, 2002 in the United States District Court in Florida for breach of contract, fraudulent inducement and negligent mis-representation. This legal action recently was withdrawn in order to refile the suit in a Maryland court.

On March 12, 2002, III filed suit in Maryland demanding a temporary restraining order preventing eCom from selling myPicZip(TM) and DryIce(TM) so long as these products use III software and technology. The suit further demands that eCom pay $250,000, plus interest, costs and attorneys' fees for the February 4, 2002 delivery of the myPicZip(TM). (See Note M for additional discussion.)

On April 9, 2002 we announced that we had signed a new agreement for use of high power compression encoding technology developed by a different vendor and that the first product to be released using the new technology would be photo storage software dubbed MyPhotoZip(TM). The new encoding technique provides a better quality image than JPEG and other compression products now on the market. While we expect to prevail in our litigation with III, we intend to move ahead as quickly as possible to develop and market an array of compressionproducts using this new technology while it is still the state of the art.

On April 18, 2002 we announced that we had entered into a teaming agreement with Image Soft, Inc. of Brooksville, Florida under which the two companies will work together to market innovative compression technology. Business opportunities will be identified and pursued with the intent of entering into agreements for the provision of Image Soft's and eCom's respective product and service offerings. The agreement includes a structure for revenue sharing between the two companies.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Use of Estimates

The consolidated balance sheet as of February 28, 2002 and the related consolidated statements of income for the three and nine-month periods ended February 28, 2002 and 2001, and the consolidated statements of cash flows for the nine-month periods ended February 28, 2002 and 2001, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements have been included. The adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates

See accompanying independent accountants' review report.







and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements of the Company include the accounts of USA Performance Products, Inc. The Company formed USA Performance Products, Inc. as a separate wholly owned subsidiary on January 20, 1998 and transferred all assets related to the manufacture and sale of the Viper M1 paintball marker and accessories to this new corporation. We expanded the activities of USA Performance Products in 1999 by selling other paintball products through use of the 800-PAINT BALL toll-free telephone number and related websites acquired by USASC.

Star Dot Marketing, Inc. is a wholly owned subsidiary that was acquired on May 31, 2000. The transaction consisted of an exchange of 675,000 shares of the Company's common stock for all of the outstanding stock of SDMI and was recorded as a pooling of interest. Because the 800-PAINTBALL assets were sold on May 11, 2001 and Star Dot Marketing was sold on May 31, 2001, the operating statements for the nine month and three month periods ended February 28, 2001 include the results of operations for both business segments, but related balance sheet accounts were eliminated prior to consolidation at May 31, 2001. (See Note C.)

Revenue Recognition

Revenue from the sale of paintball markers and accessories and sports related memorabilia is recognized at the time title is transferred which is normally on shipment of the goods. Revenue from the sale of compression products also will be recognized at the time the products are shipped. Revenue received from contracts for web site development services is recorded as unearned revenue until development of the related web site is complete and accepted by the client.

Cash

Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days. The company maintained cash balances in one bank in amounts in excess of federal insurance limits as of May 31, 2001. The balance in this account has remained below those limits since August 2001.

Allowance for Doubtful Accounts

It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts.

See accompanying independent accountants' review report.







Depreciation

Property and equipment is recorded at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method.

Amortization

Intangible assets consisting of rights to technology and associated trademarks are amortized using the straight-line method over five years.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method.

NOTE C - BUSINESS COMBINATION AND SALE OF BUSINESS

The Company entered into a Stock Exchange Agreement with Star Dot Marketing, Inc. (SDMI), a California Corporation, on January 21, 2000 whereby the stockholders of SDMI received 675,000 shares of common stock of the Company in exchange for all of the outstanding shares of SDMI. The transaction was accounted for as a pooling of interest. The transaction qualified as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code and related Treasury Regulations.

In accordance with the terms of the merger, the principal stockholders of SDMI, effective May 1999, converted approximately $1 million of advances to paid in capital. At the same time, an additional 309,000 shares of SDMI were issued to the stockholders of Star Dot Marketing, Inc. On May 31, 2001, eCom sold all of the stock of SDMI in return for assumption of SDMI corporate debt in the amount of $208,000 which was owed to the original shareholders of Star Dot. As a result, SDMI's accounts were removed from eCom's balance sheet at May 31, 2001. The statements of operations for the nine month and three month periods ended February 28, 2001 reflect the combined operations of both companies.

The sale of Star Dot Marketing was motivated by the revision of eCom's business model which is now focused on marketing of DryIce(TM) compression software. This was consistent with the Company's announced intention to divest all other product lines.

NOTE D - INVENTORIES

Inventories consist principally of paintball markers and paintball accessories and sports-related memorabilia. Inventories are carried at cost, which is considered to be less than market value.




See accompanying independent accountants' review report.







At February 28, 2002, inventory consisted of the following:

                           Finished goods           $   10,367
                           Work in process             169,166
                           Raw materials                11,319
                                                    ----------
                                 Total inventory    $  190,852
                                                    ==========
NOTE E - PREPAID EXPENSES

Prepaid expenses consist principally of amounts paid for rent, advertising, subscriptions and domain name registrations.

NOTE F - NOTE RECEIVABLE

The Company sold its rights to use the telephone number 1-800-PAINTBALL (1-800-724-6822) for $900,000 on May 11, 2001. Cash in the amount of
$600,000 was received at closing with the remaining $300,000 due June 12, 2001. The note did not state any interest or collateralization. The final payment was received in a timely manner.

NOTE G - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment recorded in the financial statements at cost less depreciation as of February 28, 2002 and May 31, 2001:
                                    February 28, 2002  May 31, 2001
                                    -----------------  ------------
     Computer hardware              $     150,110      $    144,511
     Computer software                     56,308            56,308
     Furniture, fixtures and
      equipment                            47,760            49,492
     Tools, dies and fixtures              57,401            57,401
                                     ------------      ------------
         Total Cost                       311,579           307,712
     Accumulated
      Depreciation                        206,576           172,730
                                     ------------      ------------
      Total Net Property and
       Equipment                     $    105,003      $    134,982
                                     ============      ============
      Depreciation expense included
       in the cost of sales for the
       periods ended are:            $     36,132      $     60,274
                                     ============      ============
The useful lives assigned to property and equipment to compute depreciation are:

     Computer Hardware                   5 years
     Computer Software                   5 years
     Furniture, fixtures and equipment   7 years
     Tools, dies and fixtures            5 years

See accompanying independent accountants' review report.







NOTE H - INTANGIBLE ASSETS

In February 1999, the Company acquired two Internet websites,
AclassifiedAd and Swapandshop, for a total cost of $11,200. These assets are amortized over five years. Accumulated amortization related to these assets was $6,630 and $5,040 as of February 28, 2002 and May 31, 2001, respectively.

NOTE I - OTHER ASSETS

Other assets include a $100,000 payment made to Impact Imaging, Inc.
(III) as an initial payment for the use of III's Temporal Differential Encoding technology. The Company is currently in litigation with III. If the Company does not prevail in this litigation, the $100,000 asset may be impaired or reduced to 0. The remainder of other assets consists primarily of security deposits on the lease of office facilities, an employee advance and utility deposits.

NOTE J - LONG-TERM DEBT

Long-term debt at February 28, 2002 and May 31, 2001 consisted of:

                                                 February 28,   May 31,
                                                     2002        2001
                                                   --------    --------
A noninterest bearing, noncollateralized loan
from an offshore corporation that is due on
demand.                                             184,220     184,220

Five noninterest bearing, noncollateralized
loans from stockholders. There is no fixed or
determinable date for repayment of these loans.     226,853     147,468

                                                   --------    --------
     Total Long-Term Debt                           411,073     331,688
     Less Current Portion                           411,073     331,688
                                                   --------    --------
     Net Long-term Debt                            $      0    $      0
                                                   ========    ========
 The long-term loans payable mature as follows:

            Year ending May 31, 2002                411,073     331,688
                                                   --------    --------
                                                   $411,073    $331,688
                                                   ========    ========
NOTE K - UNEARNED REVENUE

The Company has received a total of $100,000 in cash as a non-refundable, good faith down payment for services that include delivery of a special application of compression software. Development of this software application has not yet been completed, so the cash payment has been recorded as unearned revenue.

See accompanying independent accountants' review report.







NOTE L - COST OF SALES

Included in the cost of sales are the following:

                                   February 28, 2002        May 31,2001

Shipping and handling costs            $        28          $   109,160
Packaging costs                              1,103               16,830
                                      ------------         ------------
      Total                            $     1,131          $   125,990
                                      ============         ============
Shipping income                        $     5,940          $       840
                                      ============         ============

NOTE M - COMMITMENTS AND CONTINGENCIES

The Company leases office facilities under an operating lease which expires on March 31, 2004. The Company leases its manufacturing facility under an operating lease which expires June 30, 2002. Future minimum lease payments including sales tax as of February 28, 2002 are:

    Years ending:

                May 31, 2002                   $ 13,895
                May 31, 2003                     35,650
                May 31, 2004                     28,700
                                                -------
                Total Minimum Lease Payments   $ 78,245

We are party to lawsuits in the normal course of our business. Litigation can be expensive and disruptive to normal business operations; the results of legal proceedings are difficult to predict. We believe that we have defenses in each of the cases set forth below and are vigorously contesting each of these matters. An unfavorable resolution of one or more of the following lawsuits could adversely affect our business, results of operations or financial condition.

Three companies had similar suits of non-payment against the USA Performance Products, Inc. subsidiary of eCom eCom.com, Inc. Two companies have a similar suit of non-payment against eCom eCom.com, Inc. ECOM will defend itself or will file counterclaims against all five claims.

Saeilo Manufacturing Industries filed a complaint against USA Performance Products Inc. in the Fifteenth Judicial Circuit, Palm
Beach County, FL, on April 20, 2001. The complaint involves non-payment of $126,632.22 that Saeilo contends has been due since April 10, 2001. USA Performance Products has moved to dismiss the case on the grounds that the claim is based upon an oral agreement without any terms and conditions of the agreement. USA Performance Products has only received delivery of $29,190.87 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

See accompanying independent accountants' review report.







Renick Enterprises, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL on April 30, 2001. The complaint involves non-payment of $180,865.22 for the design of the Viper I Paintball Marker, including various re-designs, working on advertising, and developing new products. Management contends that Renick has not satisfactorily completed production of the product and has not delivered the product to USA Performance Products Inc. USA Performance Products has only received delivery of $16,574.75 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

USA Performance Products is defending itself against both Saeilo and Renick through a claim of lost production. USA Performance products had entered into a proposed sale of the Viper division of USA Performance Products to both Renick and Saeilo during February 2001. In order to comply with the terms of the sales contract all inventory of the Viper division was taken out of production in preparation of shipment during April 2001. It took the entire month of May 2001 to get back into production.

National Paintball Supply, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the State of South Carolina, Greenville County Court of Common Pleas on May 14, 2001. The complaint alleges that an amount of $85,743.35 is owed to the complainant. National Paintball Supply handled paintball fulfillment requests for USA Performance Products. USA Performance Products contends that many requests for fulfillment were not completed while some requests were shipped twice. USA Performance Products has recorded a balance due of $69,373.36 as of February 28, 2002. In March 2002, we reached a tentative settlement of $80,000.00.

Lycos, Inc. filed a complaint against eCom eCom.com, Inc. in the State of Massachusetts, United States District Court on November 13, 2001. The complaint alleges that an amount of $159,500.00 plus attorneys' fees, costs and interest is owed to the complainant. Lycos, Inc. provided advertising impressions to eCom eCom.com on the Lycos Network. eCom eCom.com contends that Lycos was advised that the contract was cancelled. eCom eCom.com has recorded a balance due of $169,067.84 as of February 28, 2002. In March 2002, we reached a tentative settlement of $80,000.00.

On March 12, 2002 Impact Imaging, Inc. (III) filed suit in the United States District Court for the District of Maryland to establish a temporary restraining order preventing eCom from selling myPicZip(TM) and DryIce(TM) so long as these products use III software and technology. The suit further demands that eCom pay $250,000 plus interest, costs and attorneys' fees for the February 4, 2002 delivery of myPicZip(TM). eCom contends that the myPicZip program that was delivered in February was contracted for as a special order under our September 14, 2001 agreement. Under the terms of the special order, III was to be compensated through a revenue-sharing arrangement and


See accompanying independent accountants' review report.







not by any additional cash payments. Any additional cash payments to be made under the September 14, 2001 contract would have been triggered only after other delivery requirements were satisfied. III failed to perform under the agreement which called for III to develop for eCom the ability to write to the application program interface or provide a software development kit for eCom's use by December 31, 2001. Failure to meet these delivery requirements had caused eCom to file suit against III in the United States District Court in Palm Beach County, Florida on February 26, 2002. The suit alleged breach of contract, fraudulent inducement, and negligent misrepresentation. eCom has withdrawn this suit and is in the process of moving the action to the Maryland court.

NOTE N - RELATED PARTY TRANSACTIONS

On January 10, 1998, the Company's Board of Directors approved an agreement with Axis Enterprises, Ltd., a Bahamian corporation of Nassau, Bahamas, to retain Axis for a period of three years to provide certain financing, marketing and management services in support of the Company's subsidiary, USA Performance Products, Inc. In exchange for performance of these services, Axis was granted 1,500,000 shares of common stock. The final marketing and management agreement was executed on April 8, 1998. In 1999, Axis loaned the Company $296,000, and this indebtedness was reduced by $111,780 through the issuance of 150,000 shares of the Company's common stock. The Company is currently indebted to Axis for $184,220.

The Company has received cash advances from David J. Panaia, Chairman and CEO of the Company, in varying amounts and at various times subsequent to the inception of the Company. These shareholder loans are noninterest bearing, noncollateralized and due on demand. On May 10, 2001, 1,286,359 shares of restricted stock were issued to Mr. Panaia in return for cancellation of $437,362 ($.34 per share) of the debt owed to him. The balance owed to Mr. Panaia at February 28, 2002 was $121,515.67.

Derek D. Panaia, son of David J. Panaia, CEO of the Company, was retained as a consultant to provide management oversight of USA
Performance Products. In connection with this agreement, Derek Panaia was granted 400,000 shares of common stock in return for his services.

Stratex Corporation had a loan to the Company in the amount of $100,000. Stratex is owned by Derek D. Panaia, son of David J. Panaia, CEO of the Company. This loan was paid off on May 21, 2001.

The Company issued 100,000 shares in May 1999, 100,000 shares in June 2000 and 100,000 shares in May 2001 to ReSource Group, Inc. in exchange for promotional and related consulting services. ReSource Group, Inc. is a public relations and promotional firm of which a former member of the Board, Mr. Thomas DeRita, is a principal.

NOTE O - BUSINESS SEGMENTS

The Company's reportable segments are strategic business units that

See accompanying independent accountants' review report.







offer different products and services. The Company has three reportable segments: paintball products, electronic commerce and sports memorabilia. The paintball segment manufactures and distributes paintball guns and accessories. The electronic commerce segment has provided an e-commerce infrastructure to enable small businesses to expand to the Internet and is now focused on the design and resale of software applications for compression and transmission of large data files. The sports memorabilia segment acquires various signed sports related items from individuals in the various professional leagues for resale.
The business related to this segment, Star Dot Marketing, was sold on May 31, 2001.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. There have been no intersegment sales or transfers. Revenues from sales of the Company's paintball products over the internet are reported within the paintball segment.

The following is a summary of segment activity:

                              Electronic     Sports         All
                 Paintball     Commerce    Memorabilia   Others(a)    Totals
                ----------    ----------   -----------   ---------   ---------
Nine Months Ended:
February 28, 2002
-----------------
Revenues         $  158,846     $    812       $   -       $  -     $  159,658
Interest revenue         -         2,510           -          -          2,510
Interest expense        698        9,003           -          -          9,701
Depreciation         19,965       16,168           -          -         36,133
Amortization             -         1,590           -          -          1,590
Segment loss       (107,511)  (1,322,658)          -          -     (1,430,169)
Segment assets      256,697      163,094           -          -        419,791


February 28, 2001
-----------------
Revenues         $2,457,870   $  150,696    $ 375,512      $  -     $2,984,078
Interest revenue         -         1,826           -          -          1,826
Interest expense     12,598           -        13,170         -         25,768
Depreciation         28,237       15,105        1,767         -         45,109
Amortization         13,387        1,680           -          -         15,067
Segment loss       (195,285)  (1,215,040)    (164,774)        -     (1,575,099)
Segment assets      510,729      123,713      234,866         -        869,308

(a) Includes amounts not allocated to operating segments.

NOTE P - RECOVERABILITY OF ASSETS AND GOING CONCERN

These financial statements are presented on the basis that the Company

See accompanying independent accountants' review report.







is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show that current liabilities exceed current assets by $748,305 at February 28, 2002 and that the Company has incurred net operating losses since inception.

NOTE Q - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of February 28, 2002 was approximately $5,926,904. These carry-forwards, which will be available to offset future taxable income, expire beginning in 2010.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

NOTE R - EFFECTS OF INFLATION

To date, inflation has not had a material impact on the Company's consolidated financial results.

NOTE S - RECENT ACCOUNTING PRONOUNCEMENTS

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in our fiscal quarter beginning June 1, 2000. The adoption of SAB 101 had no impact to our operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning June 1, 2000. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities.

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 15, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after

See accompanying independent accountants' review report.







March 15, 2001 may early adopt provided they have not yet issued their first quarter financial statements. Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimatable residual values over those estimated useful lives in proportion to the economic benefits consumed.
Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company's current yearly amortization of intangible assets is approximately $2,240. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.

NOTE T - PRIVATE EQUITY LINE

In April of 1999, the Company entered into a three-year agreement for a Private Equity Line of Common Stock pursuant to Regulation D with Swartz Private Equity, LLC for $30 million with a $20 million option.

The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission which was declared effective by the Commission on April 28, 2000, and which allowed the Company to exercise its rights under the agreement. However, the Company could make no assurances that the market in the Company's stock would remain adequate to allow the Company to raise necessary funds through the use of the Put Option. The price and number of shares which could be put to Swartz in any 30 day period was dependent upon the Company's share price as determined on the OTC Bulletin Board and volume of trading activity.

The agreement ended in April 2002. As a result of a decline in the volume and share price of the Company's stock during the period between execution of the agreement and the declaration of effectiveness of the registration statement, only minor amounts of funds were raised from use of the Private Equity Line.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the accompanying consolidated financial statements for the nine-month periods ended February 28, 2002 and 2001 and the Form 10-KSB for the fiscal year ended May 31, 2001.

Special Note Regarding Forward-Looking Statements

Certain statements in this report and elsewhere (such as in other filings by the Company with the Securities and Exchange Commission ("SEC"), press releases, presentations by the Company or its management and oral statements) may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and "should," and variations of these words and similar expressions, are intended to identify these forward-looking statements. The Company's actual results

See accompanying independent accountants' review report.







could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, the growth rate of the paintball industry and electronic commerce, constantly changing technology and market acceptance of the Company's products and services. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview

ECOM is the value-added reseller of proprietary software and is the developer and marketer of integrated software applications and solutions that use among others, compression technology. Breakthroughs in compression and other technologies are revolutionizing the storage, security, transmission, networks and use of large data files in any format including images, full motion video, audio and text. During the prior fiscal year, we recognized that the market potential of these solutions and applications far exceeded any other opportunity available to us. We retooled our company's mission, the related business model and our corporate structure to focus solely on development of applications and markets for innovative, new software.

In August 2001, eCom entered into a joint venture agreement with PremierSoft, Inc. to form a new company called Zyndecom, Inc. The two principal owners of PremierSoft signed consulting agreements with eCom. Zyndecom was established to market the "Z-Boxx(TM)," a software utility that combines compaction software with PremierSoft's Syndeos(TM) software. Syndeos(TM) integrates software and hardware systems that have been created independently. The agreement provides eCom with 51% of the stock of Zyndecom, and PremierSoft owns 49%. As of the date of this filing, eCom and PremierSoft are modifying the original arrangement and subsequent consulting agreements.

In September 2001, eCom entered into a Value Added Reseller agreement with Impact Imaging, Inc. (III) of Columbia, Maryland to use III's Temporal Differential Encoding (TDE) technology. This contract, which formalized and amended earlier agreements, called for III to develop for eCom the ability to write to the Application Program Interface (API) or provide a full Software Development Kit (SDK) for eCom's use by December 31, 2001.

In November 2001, we announced the development of myPicZip(TM), a software application designed to shrink virtually unlimited galleries of photos to eliminate restraints on storage capability without degradation of picture quality. Planned for release during the third fiscal quarter, myPicZip(TM) was intended to serve as a demonstration of the broad range of products and services that will benefit from application of encoding and reformatting technology.

We expected TDE to be the core compression technology that would be used in all of our products including the Z-Boxx(TM), myPicZip(TM) and a number of other applications that were planned for development. However, III failed to deliver either the SDK or the software to enable us to write to the API. By February 2002 it became apparent that III was unable or unwilling to satisfy

See accompanying independent accountants' review report.







its obligations under the contract, so eCom filed suit in Palm Beach County, Florida for breach of contract, fraudulent inducement and negligent misrepresentation. This legal action was withdrawn as eCom is currently moving to file these same charges in Maryland. III has obtained a temporary restraining order that prevents us from further development of any of the projects or products planned for use of TDE technology.

On April 9, 2002 we announced that we had signed a new agreement for use of high power compression encoding technology developed by a different vendor and that the first product to be released using the new technology would be photo storage software dubbed MyPhotoZip(TM). The new encoding technique provides a better quality image than JPEG and other compression products now on the market. It provides fast image access and optimal visual control of compression results. We believe it will make MyPhotoZip(TM) an easy to use and intuitive photo archiving utility that will boost computer storage capacity and capitalize on the rapid growth of the digital camera market.

On April 18, 2002 we announced that we had entered into a teaming agreement with Image Soft, Inc. of Brooksville, Florida under which the two companies will work together to market innovative compression technology. Business opportunities will be identified and pursued with the intent of entering into agreements for the provision of Image Soft's and eCom's respective product and service offerings. The agreement includes a structure for revenue sharing between the two companies.

We expect to prevail in our litigation with III, and we intend to continue with our plan to develop and market applications of TDE technology when it becomes available to us. In the meantime, however, we intend to move ahead as quickly as possible to develop and market an array of compression products using the technology provided by our new partner while it is still the state of the art.Soon we will launch a new website, and we will provide details of our marketing program for MyPhotoZip(TM) and other applications of the new technologies. Baseball Hall of Fame candidate Jeff Reardon has been retained to assist with our marketing efforts. His photograph will be placed on MyPhotoZip(TM) and will be used for other advertising purposes.

Our company's reengineering dictated the need to sell or spin off all of our product lines unrelated to our focus on innovative technologies. With the sale during the last quarter of the prior fiscal year of our 1-800-PAINTBALL business and the Star Dot Marketing subsidiary, the only significant revenue-generating product line left from our previous business model was the Viper M1 paintball marker. We believe that this product has the potential to command a significant share of the paintball gun market. We are seeking a partner to focus on its development, possibly in connection with a spin-off of our USA Performance Products subsidiary, or this product line will be sold upon negotiation of a satisfactory sales agreement.

Our operating results continue to reflect the temporary cessation of revenues caused by discontinuing these businesses. However, due to the recent agreements and alliances with some established and strong partners, we have regained our confidence that the Company will now prosper and show significant revenues and profits.


See accompanying independent accountants' review report.







Results of Operations

Comparison of the nine months ended February 28, 2002
with the nine months ended February 28, 2001
----------------------------------------------------------------

Revenue for the nine-month period ended February 28, 2002 was $159,658 compared to $2,984,078 of revenue recorded during the same period of the prior year. Current year revenues were recorded from sales of the Viper M1 paint-ball marker and accessories. Revenues recorded during the prior year period included sales posted from our 1-800-PAINTBALL business which was sold during the last quarter of the fiscal year for $900,000 in cash. Also included were $375,512 in revenues contributed by our Star Dot subsidiary which also was sold in keeping with our plan to focus solely on development and sale of applications of high compression software.

The drop in revenues accounted for a gross profit decline from $780,935 in the prior year period to $6,893 in the current nine month period. Amounts charged to cost of sales in the current period included costs associated with rebuilding our Viper M1 production line.

This loss in gross profit was offset by a decline in total operating expenses. Cost reduction was achieved in all major expense categories. General and administrative costs totaled $1,319,028 in the current period compared to $1,676,843 in the first nine months of the prior year. Most of this cost savings was generated from a reduction in personnel including paintball sales and management staff and staff devoted to refining our other e-commerce properties. Sales and marketing expense dropped from $367,594 in the nine months ended February 28, 2001 to $75,045 in the current nine month period. Product development expense was cut from $272,588 in the prior year period to $33,124 in the current nine month period. Amortization expense decreased from $15,067 to $1,590, reflecting the full amortization and/or sale of intangible assets related to our paintball business. Intangible assets related to acquisition of rights to the Viper M1 technology were fully amortized at the end of the prior fiscal year, and amortization of intangible assets recorded from purchase of rights to the 1-800-PAINTBALL toll-free telephone number was eliminated when the assets were sold. Compared to the prior year period, we cut 39% of total operating expense, a savings of $903,305.

Net other expenses were reduced from $23,942 in the prior year period to $8,275 in the current nine month period. This was primarily due to elimination of interest paid on a note due to the former stockholders of Star Dot Marketing at the time this subsidiary was sold.

Our operations for the nine months ended February 28, 2002 resulted in a net loss of $1,430,169, a $144,930 improvement over the net loss of $1,575,099 recorded during the nine months ended February 28, 2001.

Comparison of the three months ended February 28, 2002
with the three months ended February 28, 2001
----------------------------------------------------------------


See accompanying independent accountants' review report.







Revenue for the three month period ended February 28, 2002 was $42,089 compared to $494,051 of revenue recorded during the same period of the prior year. Our Star Dot subsidiary contributed $219,842 in revenues in the prior year quarter, while the majority of the remaining prior period revenues was generated by our 800-paintball business, both of which were subsequently sold. Current period revenues were recorded from the sale of Viper M1 paintball markers and accessories.

Gross profit dropped from $231,372 in the prior year period to $11,675 in the current quarter, a decrease of $219,697. This decrease reflected the loss of revenues from Star Dot and 800-paintball.

Reductions were recorded in all operating expense categories, although the net savings of $102,550 was not enough to offset the drop in gross profit. The down-sizing of personnel noted in the nine-month analysis above accounted for most of the savings. General and administrative expense of $285,953 posted in the current quarter represented a modest reduction of $13,195 from the $299,148 in G&A costs recorded during the same period of the prior year. Most of the personnel cuts discussed in the nine-month comparison above were reflected in the results of the third quarter of last year. Sales and marketing expenses declined from $45,441 in last year's third quarter to $4,262 in the quarter ended February 28, 2002. Product development expense declined from $51,780 in the prior year quarter to $7,578 in the current three-month period. Full amortization or sale of intangible assets caused amortization expense to drop from $4,534 in last year's quarter to $560 in the current quarter. Elimination of the interest paid on the note related to the Star Dot subsidiary discussed above resulted in a net decrease in other expenses from $7,901 incurred in last year's quarter to $1,863 recorded in the current quarter.

Our operations for the three months ended February 28, 2002 resulted in a net loss of $288,541, an increase of $111,109 compared to the net loss of $177,432 recorded for the three months ended February 28, 2001.

Liquidity and Capital Resources
--------------------------------

At February 28, 2002, current assets totaled $199,335 compared to $803,685 at the end of the prior fiscal year. Balances decreased in all asset categories. Of the $604,350 drop in total current assets, the collection of the note receivable from sale of 1-800-PAINTBALL assets accounted for $300,000. This amount was used to fund current operations pending the commencement of revenues from compression product sales. A decrease in cash of $205,787 and in inventories of $78,670 reflected the reduction of accounts payable as we satisfied obligations remaining from our discontinued lines of business.

Current liabilities totaled $1,217,053 at the end of the prior fiscal year compared to $947,640 at the end of the current quarter. A $346,435 drop in accounts payable was partially offset by a $79,385 increase in stockholder loans.



See accompanying independent accountants' review report.







Net cash used in operating activities was $731,054 during the current nine-month period compared to $1,656,505 during the same period of the prior year. The principal use of cash in both periods was to fund our net loss from operations in addition to achieving a significant reduction in accounts payable during the current period.

Investing activities provided $189,040 in cash during the current nine-month period compared to the use of cash in the amount of $12,587 during the same period of the prior year. During the current year period, $300,000 was received from collection of the note receivable recorded from the sale of 1-800-PAINTBALL.

Financing activities provided net cash of $1,623,134 during the first nine months of the prior year, consisting primarily of proceeds from the sale of stock. Stockholder loans and the sale of stock provided net cash in the amount of $336,227 during the current nine-month period.

The Company continues to be reliant on the combination of revenues, loans from stockholders and capital contributions to fund operations.

In April of 1999, the Company entered into a three-year agreement for a Private Equity Line of Common Stock pursuant to Regulation D with Swartz Private Equity, LLC for $30 million with a $20 million option.

The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission which was declared effective by the Commission on April 28, 2000, and which allowed the Company to exercise its rights under the agreement. However, the Company could make no assurances that the market in the Company's stock would remain adequate to allow the Company to raise necessary funds through the use of the Put Option. The price and number of shares which could be put to Swartz in any 30 day period was dependent upon the Company's share price as determined on the OTC Bulletin Board and volume of trading activity.

The agreement ended in April 2002. As a result of a decline in the volume and share price of the Company's stock during the period between execution of the agreement and the declaration of effectiveness of the registration statement, only minor amounts of funds were raised from use of the Private Equity Line.

To the extent that additional funds are required to support operations or to expand our business, we may sell additional equity, issue debt or obtain other credit facilities through financial institutions. Any sale of additional equity securities will result in dilution to our shareholders. There can be no assurance that additional financing, if required, will be available to the Company in amounts or on terms that are acceptable. Until the Company obtains sufficient funds necessary to capitalize the growth of its existing operations, expenditures required to increase revenues, including advertising and promotion of compression software, other e-commerce programs and paintball products, will be substantially limited. Should the Company be unable to obtain continued funding, its operations may be adversely affected.



See accompanying independent accountants' review report.







PART II.   OTHER INFORMATION

We are party to lawsuits in the normal course of our business. Litigation can be expensive and disruptive to normal business operations; the results of legal proceedings are difficult to predict. We believe that we have defenses in each of the cases set forth below and are vigorously contesting each of these matters. An unfavorable resolution of one or more of the following lawsuits could adversely affect our business, results of operations or financial condition.

Three companies had similar suits of non-payment against the USA Performance Products, Inc. subsidiary of eCom eCom.com, Inc. Two companies have a similar suit of non-payment against eCom eCom.com, Inc. ECOM is defending itself or filing counterclaims against all five claims.

Saeilo Manufacturing Industries filed a complaint against USA Performance Products Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL, on April 20, 2001. The complaint involves non-payment of $126,632.22 that Saeilo contends has been due since April 10, 2001. USA Performance Products has moved to dismiss the case on the grounds that the claim is based upon an oral agreement without any terms and conditions of the agreement. USA Performance Products has only received delivery of $29,190.87 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

Renick Enterprises, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the Fifteenth Judicial Circuit, Palm Beach County, FL on April 30, 2001. The complaint involves non-payment of $180,865.22 for the design of the Viper I Paintball Marker, including various re-designs, working on advertising, and developing new products. Management contends that Renick has not satisfactorily completed production of the product and has not delivered the product to USA Performance Products Inc. USA Performance Products has only received delivery of $16,574.75 worth of products, which is accounted for in both inventory and accounts payable as of February 28, 2002.

USA Performance Products is defending itself against both Saeilo and Renick through a claim of lost production. USA Performance products had entered into a proposed sale of the Viper division of USA Performance Products to both Renick and Saeilo during February 2001. In order to comply with the terms of the sales contract all inventory of the Viper division was taken out of production in preparation of shipment during April 2001. It took the entire month of May 2001 to get back into production.

National Paintball Supply, Inc. filed a complaint against USA Performance Products and eCom eCom.com, Inc. in the State of South Carolina, Greenville County Court of Common Pleas on May 14, 2001. The complaint alleges that an amount of $85,743.35 is owed to the complainant. National Paintball Supply handled paintball fullfilment requests for USA Performance Products. USA Performance Products contends that many requests for fullfilment were not completed while some requests were shipped twice. USA Performance Products has recorded a balance due of $69,373.36 as of February 28, 2002. In March 2002, we reached a tentative settlement of $80,000.00.

See accompanying independent accountants' review report.







Lycos, Inc. filed a complaint against eCom eCom.com, Inc. in the State of Massachusetts, United States District Court on November 13, 2001. The complaint alleges that an amount of $159,500.00 plus attorneys' fees, costs and interest is owed to the complainant. Lycos, Inc. provided advertising impressions to eCom eCom.com on the Lycos Network. eCom eCom.com contends that Lycos was advised that the contract was cancelled. eCom eCom.com has recorded a balance due of $169,067.84 as of February 28, 2002. In March 2002, we reached a tentative settlement of $80,000.00.

On March 12, 2002 Impact Imaging, Inc. (III) filed suit in the United States District Court for the District of Maryland to establish a temporary restraining order preventing eCom eCom.com from selling myPicZip(TM) and DryIce(TM)so long as these products use III software and technology. The suit further demands that eCom eCom.com pay $250,000 plus interest, costs and attorneys' fees for the February 4, 2002 delivery of myPicZip(TM).

eCom eCom.com contends that the myPicZip(TM) program that was delivered in February was contracted for as a special order under our September 14, 2001 agreement. Under the terms of the special order, III was to be compensated through a revenue-sharing arrangement and not by any additional cash payments. Any additional cash payments to be made under the September 14, 2001 contract would have been triggered only after other delivery requirements were satisfied. eCom eCom.com contends that III failed to perform under the agreement which called for III to develop for eCom eCom.com the ability to write to the application program interface or provide a software development kit for eCom eCom.com's use by December 31, 2001. Failure to meet these delivery requirements had caused eCom eCom.com to file suit against III in the United States District Court in Palm Beach County, Florida on February
26, 2002. The suit alleged breach of contract, fraudulent inducement, and negligent misrepresentation. eCom eCom.com has withdrawn this suit and is in the process of moving the action to the Maryland court.

ITEM 2.   Changes in Securities.

None

ITEM 3.   Defaults Upon Senior Securities.

None

ITEM 4.   Submission of Matters to a Vote of Security Holders.

None

ITEM 5.   Other Events.

None

ITEM 6.   Exhibits and Reports on Form 8-K.



See accompanying independent accountants' review report.








Exhibits:

EXHIBIT
NUMBER   DESCRIPTION                LOCATION

 27      Financial Data Schedule    Filed herewith electronically

Reports on Form 8-K:

None

This schedule contains summary financial information extracted from the balance sheets and statements of operations found on pages 4 and 5 of the Company's Form 10-QSB for the quarter ended February 28, 2002, and is qualified in its entirety by reference to such financial statements.

<PERIOD-TYPE>                                          9-MOS
<FISCAL-YEAR-END>                                MAY-31-2002
<PERIOD-END>                                     FEB-28-2002
<CASH>                                                   484
<SECURITIES>                                               0
<RECEIVABLES>                                          3,283
<ALLOWANCES>                                               0
<INVENTORY>                                          190,852
<CURRENT-ASSETS>                                     199,335
<PP&E>                                               311,579
<DEPRECIATION>                                       206,576
<TOTAL-ASSETS>                                       419,791
<CURRENT-LIABILITIES>                                947,640
<BONDS>                                                    0
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                                0
<COMMON>                                               2,574
<OTHER-SE>                                          (530,423)
<TOTAL-LIABILITY-AND-EQUITY>                         419,791
<SALES>                                              159,658
<TOTAL-REVENUES>                                     159,658
<CGS>                                                152,765
<TOTAL-COSTS>                                      1,582,636
<OTHER-EXPENSES>                                           0
<LOSS-PROVISION>                                           0
<INTEREST-EXPENSE>                                     9,701
<INCOME-PRETAX>                                   (1,430,169)
<INCOME-TAX>                                               0
<INCOME-CONTINUING>                               (1,430,169)
<DISCONTINUED>                                             0
<EXTRAORDINARY>                                            0
<CHANGES>                                                  0
<NET-INCOME>                                      (1,430,169)
<EPS-PRIMARY>                                           (.07)
<EPS-DILUTED>                                           (.07)


See accompanying independent accountants' review report.







                     Wieseneck Andres & Company, P.A
                       Certified Public Accountants
                     772 U. S. Highway One, Suite 100
                      North Palm Beach, Florida 33408
                             (561) 626-0400



Thomas B. Andres, C.P.A.*, C.V.A.                         FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.

*Regulated by the State of Florida



Board of Directors
eCom eCom.com, Inc.
2700 PGA BOULEVARD, SUITE 103
PALM BEACH GARDENS, FL 33410-2958

Gentlemen,

We consent to the use in the Registration Statement of Phoenix International Industries, Inc., Form SB-2, dated February 6, 2002, the use of our audited report dated August 10, 2001 for the May 31, 2001 annual financial statements and our report dated October 17, 2001 for the August 31, 2001 unaudited quarterly financial statements.





                                   /s/  Wieseneck Andres & Company, P.A.


August 2, 2002


























                                   II-5


                                 EXHIBIT 5

                                             August 9, 2002

eCom eCom.com, Inc.
2700 PGA BOULEVARD, SUITE 103
PALM BEACH GARDENS, FL 33410-2958

         Re: Common Stock of eCom eCom.com, Inc.

Gentlemen:

We have acted as counsel to eCom eCom.com, Inc., a Florida corporation the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form SB-2 (the "Registration Statement"), relating to the registration for resale of 1,000,000 shares of the Company's Common Stock, $.0001 per share (the " Common Shares"), which were issued to Lycos, Inc., 1,000,000 shares of the Company's Common Stock, $.0001 per share (the "Common Shares"), which were issued to Carol Anne Plowman as Trustee for National Paintball Supply, Inc. and 1,000,000 shares of the Company's Common Stock,
$.0001 per share (the " Common Shares"), which were issued to Carol Anne Plowman, Esq. on behalf of Hackney & Miller, P.A.

In arriving at the opinions expressed below, we have reviewed the Agreement and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Common Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

Based on the foregoing, we are of the opinion that the Common Shares to be issued pursuant to the Agreement have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered and exchanged following consummation of the transactions contemplated by the Agreement, will be validly issued, fully paid, and nonassessable.

The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Florida.








We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                             Very truly yours,


                                             Hackney & Miller, P.A.